Exhibit 99.1

CONSOLIDATE FINANCIAL STATEMENTS

AND INDEPENDENT AUDITORS’ REPORT

BAY BANCORP, INC.

AND SUBSIDIARY

DECEMBER 31, 2017 AND 2016

1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the stockholders and Board of Directors of Bay Bancorp, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Bay Bancorp, Inc. and subsidiary (the “Company”) as of December 31, 2017 and 2016, and the related consolidated statements of income, comprehensive income, stockholders’ equity and cash flows for the years ended December 31, 2017 and 2016, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2017 and 2016, and the results of their operations and their cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that our audits provide a reasonable basis for our opinion.

/s/ Dixon Hughes Goodman LLP

We have served as the Company’s auditor since 2015.

Gaithersburg, Maryland

March 28, 2018

2

BAY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

	December 31,

	2017	2016
ASSETS
Cash and due from banks	$9,316,482	$7,591,685
Interest bearing deposits with banks and federal funds sold	22,249,796	32,435,771
Total Cash and Cash Equivalents	31,566,278	40,027,456

Investment securities available for sale, at fair value	55,814,216	60,232,727
Investment securities held to maturity, at amortized cost	1,073,107	1,158,238
Restricted equity securities, at cost	1,302,295	1,823,195
Loans held for sale	1,097,160	1,613,497

Loans, net of deferred fees and costs	542,250,292	487,103,713
Less: Allowance for loan losses	(4,156,425)	(2,823,153)
Loans, net	538,093,867	484,280,560

Real estate acquired through foreclosure	991,615	1,224,939
Premises and equipment, net	3,306,025	3,882,343
Bank owned life insurance	16,205,352	15,729,302
Core deposit intangibles	2,241,127	3,030,309
Deferred tax assets, net	1,806,352	2,984,718
Accrued interest receivable	2,176,359	1,884,945
Accrued taxes receivable	2,469,620	1,153,102
Prepaid expenses	604,381	1,001,723
Other assets	225,170	276,540
Total Assets	$658,972,924	$620,303,594

LIABILITIES
Noninterest-bearing deposits	$134,617,261	$111,378,694
Interest-bearing deposits	438,137,299	415,079,700
Total Deposits	572,754,560	526,458,394

Short-term borrowings	10,000,000	20,000,000
Defined benefit pension liability	612,112	994,156
Accrued expenses and other liabilities	3,730,123	6,923,818
Total Liabilities	587,096,795	554,376,368

STOCKHOLDERS’ EQUITY
Common stock - par $1.00 per shares, authorized 20,000,000 shares, issued and outstanding 10,717,889 and 10,626,290 shares at December 31, 2017 and December 31, 2016, respectively.	10,667,227	10,456,098
Additional paid-in capital	41,692,751	40,814,285
Retained earnings	19,180,657	14,426,969
Accumulated other comprehensive income	335,494	30,383
Total controlling interest	71,876,129	65,727,735
Non-controlling interest	—	199,491
Total Stockholders' Equity	71,876,129	65,927,226
Total Liabilities and Stockholders' Equity	$658,972,924	$620,303,594

See accompanying notes to audited consolidated financial statements

3

BAY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF INCOME

	Year Ended December 31,
	2017	2016
INTEREST INCOME
Interest and fees on loans	$25,975,924	$21,668,074
Interest on loans held for sale	43,358	120,997
Interest and dividends on securities	1,492,003	1,034,090
Interest on deposits with banks and federal funds sold	375,735	204,270
Total interest income	27,887,020	23,027,431

INTEREST EXPENSE
Interest on deposits	2,019,129	1,658,698
Interest on federal funds purchased	132	28
Interest on short-term borrowings	319,959	191,408
Total interest expense	2,339,220	1,850,134
Net interest income	25,547,800	21,177,297

Provision for loan losses	1,656,983	1,389,533
Net interest income after provision for loan losses	23,890,817	19,787,764

NONINTEREST INCOME
Payment sponsorship fees	3,039,162	2,524,101
Mortgage banking fees and gains	527,947	832,990
Service charges on deposit accounts	337,012	278,949
Bargain purchase gain	—	893,127
(Loss) gain on securities	(59,377)	680,982
Other income	2,745,720	783,447
Total noninterest Income	6,590,464	5,993,596

NONINTEREST EXPENSES
Salary and benefits	12,413,164	11,301,774
Occupancy and equipment expenses	2,832,945	3,341,221
Data processing and item processing services	1,390,458	1,212,471
Legal, accounting and other professional fees	716,358	1,082,206
Advertising and marketing related expenses	408,147	378,924
FDIC insurance costs	311,063	464,616
Foreclosed property expenses and REO sales, net	200,596	474,652
Loan collection costs	78,547	106,361
Core deposit intangible amortization	789,182	790,876
Merger related expenses	439,055	1,758,337
Other expenses	2,059,701	2,274,970
Total noninterest expenses	21,639,216	23,186,408
Income before income taxes	8,842,065	2,594,952
Income tax expense	4,000,579	1,001,596
NET INCOME FROM CONTINUING OPERATIONS	4,841,486	1,593,356
Net income from discontinued operations, net of tax	—	366,034
NET INCOME	$4,841,486	$1,959,390
Net income from discontinued operations attributable to non-controlling interest	—	199,491
Net income available to common stockholders	$4,841,486	$1,759,899

Weighted average shares outstanding
Basic	10,607,217	10,734,748
Diluted	10,740,982	10,860,153

Earnings per share
Basic	$0.46	$0.16
Diluted	$0.45	$0.16

See accompanying notes to audited consolidated financial statements

4

BAY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	Year Ended December 31,
	2017	2016
Net income	$4,841,486	$1,959,390

Other comprehensive income (loss):

Net unrealized gain on securities available for sale:
Net unrealized gain on securities during the period	105,426	102,065
Reclassification adjustment for loss (gain) on securities included in net income	59,377	(680,982)
Income tax expense relating to items above	(78,783)	207,841
Net effect on other comprehensive income (loss)	86,020	(371,076)

Unrealized gain (loss) on defined benefit pension plan	335,716	(284,206)
Income tax (expense) benefit relating to item above	(116,625)	112,105
Net effect on other comprehensive income (loss)	219,091	(172,101)

Other comprehensive income (loss)	305,111	(543,177)
Comprehensive income	5,146,597	1,416,213

Comprehensive income available to non-controlling interest	—	199,491
Comprehensive income available to common stockholders	$5,146,597	$1,216,722

See accompanying notes to audited consolidated financial statements

5

BAY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Non-controlling
	Stock	Capital	Earnings	Income (Loss)	Interest	Total
Balance December 31, 2015	$11,062,932	$43,378,927	$12,667,070	$573,560	$—	$67,682,489

Net income	—	—	1,759,899	—	199,491	1,959,390
Other comprehensive income (loss)	—	—	—	(543,177)	—	(543,177)
Stock-based compensation	—	94,607	—	—	—	94,607
Issuance of common stock under stock-based compensation plan and 401K match	136,602	389,313	—	—	—	525,915
Repurchase of common stock	(743,436)	(3,048,562)	—	—	—	(3,791,998)
Balance December 31, 2016	$10,456,098	$40,814,285	$14,426,969	$30,383	$199,491	$65,927,226

				Accumulated
		Additional		Other
	Common	Paid-in	Retained	Comprehensive	Non-controlling
	Stock	Capital	Earnings	Income (Loss)	Interest	Total
Balance December 31, 2016	$10,456,098	$40,814,285	$14,426,969	$30,383	$199,491	$65,927,226

Net income	—	—	4,841,486	—	—	4,841,486
Other comprehensive income (loss)	—	—	(87,798)	305,111	—	217,313
Stock-based compensation	—	263,168	—	—	—	263,168
Sale of iReverse	—	—	—	—	(199,491)	(199,491)
Issuance of common stock under stock-based compensation plan	211,129	615,298	—	—	—	826,427
Balance December 31, 2017	$10,667,227	$41,692,751	$19,180,657	$335,494	$—	$71,876,129

See accompanying notes to audited consolidated financial statements

6

BAY BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2017	2016

Cash flows from operating activities:
Net income	$4,841,486	$1,959,390
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and amortization of premises and equipment	579,012	649,878
Stock-based compensation	263,168	94,607
Amortization of investment premiums and discounts, net	224,415	237,298
Accretion of net discounts on loans	(2,626,987)	(1,894,976)
Amortization of core deposit intangibles	789,182	790,876
(Accretion) amortization of deposit discounts and premiums	(25,941)	4,955
Provision for loan losses	1,656,983	1,389,533
Increase in cash surrender value of bank owned life insurance	(476,050)	(117,950)
Bargain purchase gain	—	(893,127)
Loss (gain) on securities	59,377	(680,982)
Loss (gain) on sale and disposal of premises and equipment	97,773	(347,587)
Write down of real estate acquired through foreclosure	158,842	308,536
Gain on sale of real estate acquired through foreclosure	(86,587)	(34,940)
Origination of loans held for sale	(30,129,383)	(41,825,473)
Proceeds from sales of loans held for sale	31,610,318	45,998,019
Gains on sales of loans held for sale	(964,598)	(1,232,406)
Deferred income taxes	748,953	58,785
Net increase in accrued interest receivable	(291,414)	(86,412)
Net (increase) decrease in accrued taxes receivable	(1,316,518)	1,622,135
Net decrease (increase) in prepaid expenses and other assets	448,712	(8,981,750)
Net increase (decrease) in pension plan liability	99,884	(119,287)
Net decrease in accrued expenses and other liabilities	(3,393,186)	(355,050)
Net cash provided by (used in) operating activities - continuing operations	2,267,441	(3,455,928)
Net cash provided by operating activities - discontinued operations	—	408,721
Net cash provided by (used in) operating activities	2,267,441	(3,047,207)

Cash flows from investing activities:
Acquisition, net of cash acquired	—	103,889,228
Purchases of investment securities available for sale	(8,808,580)	(18,429,993)
Redemptions and maturities of investment securities available for sale	13,104,591	32,853,420
Redemption and maturities of investment securities held to maturity	88,638	435,566
Net redemption of Federal Home Loan Bank Stock	520,900	1,358,500
Net increase in loans	(53,538,851)	(34,868,466)
Proceeds from sale of real estate acquired through foreclosure	856,617	958,058
Purchases of premises and equipment	(193,049)	(312,226)
Proceeds from sale of premises and equipment	92,581	1,282,832
Net cash (used in) provided by investing activities - continuing operations	(47,877,153)	87,166,919
Net cash provided by investing activities - discontinued operations	—	151,943
Net cash (used in) provided by investing activities	(47,877,153)	87,318,862

Cash flows from financing activities:
Net increase (decrease) in deposits	46,322,107	(43,091,338)
Net decrease in short-term borrowings	(10,000,000)	(32,300,000)
Repurchase of common stock	—	(3,791,998)
Issuance of common stock for 401K match	—	68,189
Issuance of common stock under stock-based compensation plans	826,427	457,726
Net cash provided by (used in) financing activities	37,148,534	(78,657,421)

Net (decrease) increase in cash and cash equivalents	(8,461,178)	5,614,234
Cash and cash equivalents at beginning of period	40,027,456	34,413,222
Cash and cash equivalents at end of period	$31,566,278	$40,027,456

Supplemental Disclosures of Cash Flow information:
Interest paid on deposits and borrowings	$2,362,896	$1,849,933
Net income tax paid (refunded)	4,322,000	(552,391)

Non Cash activities:
Transfer of loans to real estate acquired through foreclosure	$695,548	$996,860
Transfer of loans held for sale to loan portfolio	—	310,707

See accompanying notes to audited consolidated financial statements

7

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Bay Bancorp, Inc. is a savings and loan holding company. Through its subsidiary, Bay Bank, FSB, (the “Bank”), a federal savings bank (an “FSB”), Bay Bancorp, Inc. serves the community with a network of 11 branches strategically located throughout the Baltimore Metropolitan Statistical Area, particularly Baltimore City and the Maryland counties of Baltimore, Anne Arundel, Howard, and Harford, as well as south along the Baltimore-Washington corridor with an expanded focus on Prince George’s and Montgomery counties. The Bank serves local consumers, small and medium size businesses, professionals and other valued customers by offering a broad suite of financial products and services, including on-line and mobile banking, commercial banking, cash management, mortgage lending and retail banking. The Bank funds a variety of loan types including commercial and residential real estate loans, commercial term loans and lines of credit, consumer loans and letters of credit.

As used in these notes, the term “the Company” refers to Bay Bancorp, Inc. and, unless the context clearly requires otherwise, its consolidated subsidiaries.

Basis of Presentation

The consolidated financial statements include the accounts of Bay Bancorp, Inc., the Bank and the Bank’s consolidated subsidiaries. All significant intercompany balances and transactions have been eliminated in consolidation. The investment in subsidiary is recorded on Bay Bancorp’s books on the basis of its equity in the net assets of the Bank.

Reclassifications

Certain prior year amounts have been reclassified to conform to current period classifications.

Use of Estimates

The preparation of financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ materially from those estimates.

Material estimates that are particularly susceptible to significant change in the near term include the determination of the allowance for loan losses (the “allowance”); the fair value of financial instruments, such as loans, investment securities, and derivatives; measurement and assessment of intangible assets and other purchase accounting related adjustments; benefit plan obligations and expenses; the valuation of deferred tax assets, real estate acquired through foreclosure, and net assets acquired in the July 8, 2016 merger of Hopkins Bancorp, Inc. with and into the Company and the related merger of Hopkins Federal Savings Bank with and into the Bank (collectively, the “Hopkins Merger”); and the estimate of expected cash flows for loans acquired with deteriorated credit quality.

Segment Information

The Company has one reportable segment, “Community Banking.” All of the Company’s activities are interrelated, and each activity is dependent and assessed based on how each of the activities of the Company supports the others. For example, lending is dependent upon the ability of the Bank to fund itself with deposits and other borrowings and manage interest rate and credit risk. Accordingly, all significant operating decisions are based upon analysis of the Company as one segment or unit.

Cash and Cash Equivalents

The Company has included cash and due from banks, interest bearing deposits with banks with an original maturity of 90 days or less, and federal funds sold as cash and cash equivalents for the purpose of reporting cash flows.

8

The Bank is required under regulations promulgated by the Board of Governors of the Federal Reserve System (the “Federal Reserve”) to maintain reserves against its transaction accounts. These reserves are generally held in the form of cash or noninterest-earning accounts at the Bank. Based on the nature of our transaction account deposits and the amount of vault cash on hand, the Bank is not required to maintain a reserve balance with the Federal Reserve at December 31, 2017 and 2016.

Investment Securities

Investment securities are accounted for according to their purpose and holding period. Trading securities are those that are bought and held principally for the purpose of selling them in the near future. The Company held no trading securities at December 31, 2017 and 2016. Available for sale securities are those that may be sold before maturity due to changes in the Company’s interest rate risk profile or funding needs, and are reported at fair value with unrealized gains and losses, net of taxes, reported as a component of other comprehensive income. Held to maturity investment securities are those that management has the positive intent and ability to hold to maturity and are reported at amortized cost.

Net realized gains and losses on securities available for sale are included in noninterest income and, when applicable, are reported as a reclassification adjustment, net of tax, in other comprehensive income (loss). Gains and losses on sales of securities are determined on a trade date basis using the specific-identification method. Interest and dividends on investment securities are recognized in interest income on an accrual basis. Premiums and discounts are amortized or accreted into interest income using the interest method over the expected lives of the individual securities.

Management evaluates securities for other-than-temporary impairment on at least a quarterly basis, and more frequently when economic or market concern warrants such evaluation. Debt securities with a decline in fair value below their cost that are deemed to be other-than-temporarily impaired are reflected in earnings as realized losses to the extent impairment is related to credit losses. The amount of the impairment for debt securities related to other factors is recognized in other comprehensive income (loss). In evaluating other-than-temporary impairment losses, management considers: (i) the length of time and the extent to which the fair value has been less than cost; (ii) the reasons for the decline in value; (iii) the financial position and access to capital of the issuer, including the current and future impact of any specific events; and (iv) for fixed maturity securities, whether the Company intends to sell the security, or it is more likely than not that the Company will be required to sell the security before recovery of the cost basis, which may be at maturity.

Restricted Equity Securities, At Cost

The Bank is required to maintain a minimum investment in capital stock of other financial institutions in order to conduct business with these institutions. Since no ready market exists for these stocks and they have no quoted market value, the Bank’s investments in these stocks are carried at cost. Management reviews these securities for impairment based on the ultimate recoverability of the cost basis. The stocks’ values are determined by the ultimate recoverability of the par values rather than by recognizing temporary declines. Management considers such criteria as the significance of a decline in net assets, if any, the length of time the situation has persisted, commitments by the institutions to make payments required by law or regulation, the impact of legislative or regulatory changes on the customer base and the Bank’s liquidity position.

The Company’s holdings of restricted stock investments consist of the following at December 31, 2017 and 2016:

	2017	2016
Federal Home Loan Bank	$983,300	$1,504,200
Visa Inc., Class B	204,195	204,195
Maryland Financial Bank	49,800	49,800
Atlantic Community Bankers Bank	65,000	65,000
Total restricted equity securities	$1,302,295	$1,823,195

9

Loans Held for Sale

The Company engages in sales of residential mortgage loans originated by the Bank. Loans originated and intended for sale in the secondary market are carried at the lower of cost or estimated fair value on an aggregate basis. Loans held for sale include fixed rate single-family residential mortgage loans under contract to be sold in the secondary market. These loans are sold with the mortgage servicing rights released. Under limited circumstances, buyers have recourse to return a purchased loan to the Company. Recourse conditions may include early payment default, breach of representation or warranties, or documentation deficiencies. Fair value is based on outstanding investor commitments or, in absent of such commitments, based on current investor yield requirements based on third party models. Declines in fair value below cost (and subsequent recoveries) are recognized in noninterest income in the Consolidated Statements of Income. Deferred fees and costs related to these loans are not amortized but are recognized as part of the cost basis of the loan at the time it is sold. Gains and losses on sales of these loans are recorded as a component of noninterest income in the Consolidated Statements of Income.

Loans

The accounting methods for loans differ depending on whether the loans are originated or purchased, and if purchased, whether or not the purchased loans reflected credit deterioration since the date of origination such that it is probable on the purchase date that the Company will be unable to collect all contractually required payments.

Originated Loans

Loans are generally stated at the principal amount outstanding net of any deferred fees and costs. Interest income on loans is accrued at the contractual rate on the principal amount outstanding. It is the Company’s policy to discontinue the accrual of interest when circumstances indicate that collection is doubtful. The accrual of interest is discontinued at the time the loan is 90 days past due unless the credit is well-secured and in the process of collection. Past due status is based on contractual terms of the loan. Generally, loans are placed on nonaccrual status once they are determined to be impaired or when principal or interest payments are 90 or more days past due. Previously accrued but uncollected interest income on these loans is reversed against interest income. The amortization of loan fees or costs is discontinued when a loan is placed on nonaccrual status. Loans are returned to accrual status when all principal and interest amounts contractually due are brought current and future payments are reasonably assured. Fees charged and costs capitalized for originating certain loans are amortized or accreted by the interest method over the term of the loan.

Loans are considered impaired when, based on current information, it is probable that the Company will not collect all principal and interest payments according to contractual terms. Impaired loans do not include large groups of smaller balance homogeneous credits such as residential real estate and consumer installment loans, which management evaluates collectively for impairment. Factors considered by management in determining impairment include payment status, collateral value, and the probability of collecting scheduled principal and interest payments when due. Loans that experience insignificant payment delays and payment shortfalls generally are not classified as impaired. Management determines the significance of payment delays and payment shortfalls on a case-by-case basis, taking into consideration all of the circumstances surrounding the loan and the borrower, including the length of the delay, the reason for the delay, the borrower’s prior payment record, and the amount of the shortfall in relation to the principal and interest owed. Impaired loans are measured based on the present value of expected future cash flows discounted at the loan’s effective interest rate. However, as a practical expedient, management may measure impairment based on a loan’s observable market price or the fair value of the collateral if repayment of the loan is collateral-dependent. For collateral-dependent loans, any measured impairment is charged off in the applicable reporting period.

Loans Acquired in a Transfer

The loans acquired in the Hopkins Merger and previous acquisitions and mergers were recorded at fair value at the acquisition date and no separate valuation allowance was established. The initial fair values were determined by management, with the assistance of an independent valuation specialist, based on estimated expected cash flows discounted at appropriate rates. The discount rates were based on market rates for new originations of comparable loans and did not include a factor for loan losses as that was included in the estimated cash flows.

The Financial Accounting Standards Board (the “FASB”) Accounting Standards Codification (“ASC”) Topic 310-30, Loans and Debt Securities Acquired with Deteriorated Credit Quality, applies to loans acquired in a transfer with evidence of deterioration of credit quality for which it is probable, at acquisition, that the investor will be unable to collect all contractually required payments receivable. If both conditions exist, the Company determines whether to account for each loan individually or whether such loans will be assembled into pools based on common risk characteristics such as credit score, loan type, and origination date. Based on this evaluation, the Company determined that the loans acquired from Bay National Bank, Slavie Federal Savings Bank, Carrollton Bank, and Hopkins Federal Savings Bank (“Hopkins Bank”) were subject to ASC Topic 310-30 and would be accounted for individually.

10

The Company considered expected prepayments and estimated the total expected cash flows, which included undiscounted expected principal and interest. The excess of that amount over the fair value of the loan is referred to as accretable yield. Accretable yield is recognized as interest income on a constant yield basis over the expected life of the loan. The excess of the contractual cash flows over expected cash flows is referred to as nonaccretable difference and is not accreted into income. Over the life of the loan, the Company continues to estimate expected cash flows. Subsequent decreases in expected cash flows are recognized as impairments in the current period through the allowance for loan losses. Subsequent increases in cash flows to be collected are first used to reverse any existing valuation allowance and any remaining increase are recognized prospectively through an adjustment of the loan’s yield over its remaining life.

ASC Topic 310-20, Nonrefundable Fees and Other Costs, was applied to loans not considered to have deteriorated credit quality at acquisition. Under ASC Topic 310-20, the difference between the loan’s principal balance at the time of purchase and the fair value is recognized as an adjustment of yield over the life of the loan.

Allowance for Loan Losses

The allowance for loan losses is established to estimate losses that may occur on loans by recording a provision for loan losses that is charged to earnings in the current period. Loans are charged off when management believes a loan or any portion thereof is not collectable. Subsequent recoveries, if any, are credited to the allowance.

The allowance is evaluated on a regular basis by management and is based upon management’s periodic review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrower’s ability to repay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revision as more information becomes available.

The allowance consists of specific and general components. The specific component relates to loans that are classified as impaired. For those loans that are classified as impaired, an allowance is established when the discounted cash flows, collateral value, or observable market price, whichever is appropriate, of the impaired loan is lower than the carrying value of that loan. For impaired loans that are collateral dependent, any measured impairment is charged off against the loan and the allowance in the applicable reporting period. The general component covers loans that are not classified as impaired and primarily include purchased loans not deemed impaired and new loan originations. The general reserve is based on historical loss experience of the Bank or peer bank group if the Bank’s loss experience is deemed by management to be insufficient and several qualitative factors. These qualitative factors address various risk characteristics in the Company’s loan portfolio after an assessment of internal or external influences on credit quality that are not fully reflected in the historical loss data.

While management believes it has established the allowance in accordance with U.S. GAAP and has taken into account both the views of the Company’s regulators and the current economic environment, there can be no assurance that the Company’s regulators and/or the economic environment will not require future increases in the allowance.

Real Estate Acquired Through Foreclosure

The Company records foreclosed real estate assets at fair value less estimated costs to sell at the time of acquisition. Estimated fair value is based upon many subjective factors, including location and condition of the property and current economic conditions. Since the calculation of fair value relies on estimates and judgments relating to inherently uncertain events, actual results may differ materially from the Company’s estimates.

Fair value adjustments at the time of acquisition are made through the allowance. Write-downs for subsequent declines in value and net operating expenses are included in foreclosed property expenses. Gains or losses realized upon disposition are included in noninterest expense.

11

Premises and Equipment

Land is carried at cost. Buildings, land improvements, leasehold improvements, furniture and equipment, and software are stated at cost less accumulated depreciation and amortization. The cost basis of premises and equipment acquired through the Hopkins Merger is the acquisition date fair value. Depreciation is computed by the straight-line method over the estimated useful lives of the assets. Leasehold improvements are amortized over the shorter of the lease term or over the estimated useful lives of the assets. Maintenance and normal repairs are charged to operations as incurred, while additions and improvements to buildings, leasehold improvements, and furniture and equipment are capitalized. Gains or losses on disposition of assets are reflected in earnings. The amortization of deferred gains on sale and leaseback transactions are recorded as a reduction to rent expense.

Long-lived assets are evaluated for impairment by management on an on-going basis. Impairment may occur whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.

Bank Owned Life Insurance

The Company has purchased bank owned life insurance policies on certain current and former employees as a means to generate tax-exempt income which is used to offset a portion of current and future employee benefit costs. Bank owned life insurance is recorded at the cash surrender value of the policies. Changes in the cash surrender value are included in noninterest income.

Core Deposit Intangibles

Core deposit intangibles (the portion of an acquisition purchase price which represents value assigned to the existing deposit base) have finite lives and are amortized by the declining balance method over periods ranging from six to nine years; amortization is recorded in noninterest expenses. The Company reviews intangibles on a periodic basis or whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable, in which case an impairment charge would be recorded in noninterest expense.

Other Comprehensive Income (Loss)

The Company records unrealized gains and losses on available for sale securities and unrecognized actuarial gains and losses, transition obligations and prior service costs on its pension plan in accumulated other comprehensive income, net of taxes. Unrealized gains and losses on available for sale securities are reclassified into earnings as the gains or losses are realized upon sale of the securities. The credit component of unrealized losses on available for sale securities that are determined to be other-than-temporary impaired are reclassified into earnings at the time the determination is made.

Mortgage Banking Derivatives

In connection with the origination of residential mortgage loans, the Company enters into commitments to originate loans whereby the interest rate on the loan is determined prior to funding (i.e., rate lock commitment). The period of time between issuance of a loan commitment and closing and sale of the loan generally ranges from 15 to 60 days. To protect itself against exposure to various factors and to reduce sensitivity to interest rate movement, the Company hedges these assets with best efforts forward mortgage loan commitments to sell to various investors. Both the mortgage loan commitments and the related sales contracts are considered derivatives and are recorded at fair value with changes in fair value recorded in noninterest income in the Consolidated Statements of Income. The Company determines the fair value of rate lock commitments using the investor’s prices for the underlying loans less cost to originate the loans adjusted for the anticipated funding probability (closing ratio) based on historical experience. Closing ratios derived using the Company’s recent historical data are utilized to estimate the quantity of mortgage loans that will be funded within the terms of the rate lock commitment. Forward mortgage loan sales commitments are valued based on the gain or loss that would occur if the Company were to pair-off the sales transaction with the investor. The cash flows from forward sales agreements are classified as operating activities in the Statements of Cash Flows.

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Transfer of Financial Assets

Transfers of financial assets are accounted for as sales when control over the assets has been relinquished. Control over transferred assets is deemed to be surrendered when the assets have been isolated from the Company, the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and the Company does not maintain effective control over the transferred assets through an agreement to repurchase them before their maturity. In certain instances, the recourse to the Bank to repurchase assets may exist but is deemed immaterial based on the specific facts and circumstances.

Advertising Costs

Advertising costs are expensed as incurred and included in noninterest expense.

Income Taxes

The Company uses the liability method of accounting for income taxes. Under the liability method, deferred tax assets and liabilities are determined based on differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities (i.e., temporary differences) and are measured at the enacted rates in effect when these differences reverse.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Realization of deferred tax assets is dependent on generating sufficient taxable income in the future.

When tax returns are filed, management is highly certain that some positions taken would be sustained upon examination by the taxing authorities, while there may be other positions that are subject to uncertainty about their merits or the amounts of the positions that ultimately would be sustained if examined. The benefit of a tax position is recognized in the financial statements in the period during which, based on all available evidence, management believes it is more likely than not that the position will be sustained upon examination, including the resolution of appeals or litigation processes, if any. The evaluation of a position taken is considered by itself and not offset or aggregated with other positions. Tax positions that meet the more likely than not recognition threshold are measured as the largest amount of tax benefit that is more than 50% likely of being realized upon settlement with the applicable taxing authority. The portion of benefits associated with tax positions taken that exceeds the amount measured as described above is reflected as a liability for unrecognized tax benefits in the accompanying balance sheet along with any associated interest and penalties that would be payable to the taxing authorities upon examination. Management evaluated the Company's tax positions and concluded that the Company had taken no uncertain tax positions that require adjustment to the consolidated financial statements.

It is the Company’s policy to recognize interest and penalties related to unrecognized tax liabilities within income tax expense in the statement of operations.

Stock Based Compensation

Stock based compensation expense is recognized over the employee or director’s service period, which is generally defined as the vesting period, of the stock based grant based on the estimated grant date fair value. A Black-Scholes option pricing model is used to estimate the fair value of stock options granted.

Earnings per share

Basic earnings per share represents net income available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings per share reflects additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate solely to outstanding stock options and unvested restricted stock awards, and are determined using the treasury stock method.

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Recent Accounting Pronouncements and Developments

In May 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers (Topic 606), which will supersede the revenue recognition requirements in ASC Topic 605, Revenue Recognition, and most industry-specific revenue recognition guidance throughout the ASC. The amendments in this update affect any entity that either enters into contracts with customers to transfer goods or services or enters into contracts for the transfer of non-financial assets unless those contracts, including leases and insurance contracts, are within the scope of other standards. The amendments establish a core principle requiring the recognition of revenue to depict the transfer of goods or services to customers in an amount reflecting the consideration to which the entity expects to be entitled in exchange for such goods or services. The amendments also require expanded disclosures concerning the nature, amount, timing and uncertainty of revenues and cash flows arising from contracts with customers. In August 2016, the FASB deferred the effective date by one year from the date in the original guidance. The guidance is effective for fiscal years and interim periods beginning after December 15, 2017. The Company’s adoption of this item is not expected to have a material impact on its results of operations or financial condition.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities, which amended guidance related to recognition and measurement of financial assets and liabilities. The amended guidance requires that equity investments (excluding those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income. An entity can elect to measure equity investments that do not have readily determinable fair values at cost less impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or similar investment of the same issuer. The impairment assessment of equity investments without readily determinable fair values is simplified by requiring a qualitative assessment to identify impairment. When a qualitative assessment indicates impairment exists, an entity is required to measure the investment at fair value. The guidance eliminates the requirement for public business entities to disclose the method and significant assumptions used to estimate the fair value that is required to be disclosed for financial instruments measured at amortized cost on the balance sheet. Further, the guidance requires public entities to use the exit price when measuring the fair value of financial instruments for disclosure purposes. The guidance also requires an entity to present separately in other comprehensive income, a change in the instrument-specific credit risk when the entity has elected to measure a liability at fair value in accordance with the fair value option. Separate presentation of financial assets and financial liabilities by measurement category and type of instrument on the balance sheet or accompanying notes to the financial statements is required. The guidance also clarifies that an entity should evaluate the need for a valuation allowance on a deferred tax asset related to available-for-sale securities in combination with the entity’s other deferred tax assets. This guidance is effective for annual periods and interim periods within those annual periods beginning after December 15, 2017. The Company does not expect this ASU to have a material impact on the Company’s consolidated financial statements, but does expect a change in the fair value of loans reported in Note 16 – Fair Value.

In February 2016, the FASB issued ASU 2016-02, Leases. From the lessee’s perspective, the new standard establishes a right-of-use (“ROU”) model that requires a lessee to record an ROU asset and a lease liability on the balance sheet for all leases with terms longer than 12 months. Leases will be classified as either finance or operating, with classification affecting the pattern of expense recognition in the income statement for a lessees. From the lessor’s perspective, the new standard requires a lessor to classify leases as either sales-type, finance or operating. A lease will be treated as a sale if it transfers all of the risks and rewards, as well as control of the underlying asset, to the lessee. If risks and rewards are conveyed without the transfer of control, the lease is treated as a financing lease. If the lessor does not convey risks and rewards or control, an operating lease results. The new standard is effective for fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. A modified retrospective transition approach is required for lessees for capital and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. A modified retrospective transition approach is required for lessors for sales-type, direct financing, and operating leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements, with certain practical expedients available. The Company reviewed the impact of the adoption and where the Company is a lessee, primarily for the Company’s ground leases and administrative office leases, the Company will be required to record a lease liability and a right of use asset on its Consolidated Balance Sheets at fair value upon adoption.

In June 2016, FASB issued ASU No. 2016-13 Financial Instruments-Credit Losses (Topic 326). The ASU improves financial reporting by requiring timelier recording of credit losses on loans and other financial instruments held by the Company. The ASU requires the Company to measure all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Many of the loss estimation techniques applied today will still be permitted, although the inputs to those techniques will change to reflect the full amount of expected credit losses. The Company will continue to use judgment to determine which loss estimation method is appropriate for their circumstances. The ASU requires enhanced disclosures to help investors and other financial statement users better understand significant estimates and judgments used in estimating credit losses, as well as the credit quality and underwriting standards of an organization's portfolio. These disclosures include qualitative and quantitative requirements that provide additional information about the amounts recorded in the financial statements. Additionally, the ASU amends the accounting for credit losses on available-for-sale debt securities and purchased financial assets with credit deterioration. The ASU will take effect for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2019. Early application will be permitted for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2018. The Company’s finance team is reviewing its procedures and researching additional software resources for measuring credit losses and the effect of the ASU on its consolidated balance sheets and consolidated statements of operations.

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In August 2016, FASB issued ASU No. 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments. This ASU addresses the appropriate classification of eight specific cash flow issues on the cash flow statement. Debt prepayment costs should be classified as an outflow for financing activities. Settlement of zero-coupon debt instruments divides the interest portion as an outflow for operating activities and the principal portion as an outflow for financing activities. Contingent consideration payments made after a business combination should be classified as outflows for financing and operating activities. Proceeds from the settlement of bank-owned life insurance policies should be classified as inflows from investing activities. Other specific areas are identified in the ASU as to the appropriate classification of the cash inflows or outflows. The amendments in this ASU are effective for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted and must be applied using a retrospective transition method to each period presented. The Company's finance team is evaluating the impact of this pronouncement and researching additional software resources that could assist with the implementation.

In November 2016, FASB issued ASU No. 2016-18, “Statement of Cash Flows – Restricted Cash.” This ASU provides guidance on the presentation of restricted cash or restricted cash equivalents in the statement of cash flows and is effective for the first quarter of 2018. Earlier application is permitted. The Company does not expect this ASU to have a material impact on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04, “Simplifying the Test for Goodwill Impairment.”  The guidance removes Step 2 of the goodwill impairment test, which requires a hypothetical purchase price allocation. Goodwill impairment will now be the amount by which a reporting unit’s carrying value exceeds its fair value, not to exceed the carrying amount of goodwill. All other goodwill impairment guidance will remain largely unchanged. ASU No. 2017-04 is effective for interim and annual reporting periods beginning after December 15, 2019, applied prospectively. Early adoption is permitted for any impairment tests performed after January 1, 2017. The Company does not expect this ASU to have a material impact on the Company’s consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-07, “Improving the Presentation of Net Periodic Pension Cost and Net Periodic Postretirement Benefit Cost.”   Under the new guidance, employers will present the service cost component of the net periodic benefit cost in the same income statement line item (e.g., Salaries and Benefits) as other employee compensation costs arising from services rendered during the period. In addition, only the service cost component will be eligible for capitalization in assets. Employers will present the other components separately (e.g., Other Noninterest Expense) from the line item that includes the service cost. ASU No. 2017-07 is effective for interim and annual reporting periods beginning after December 15, 2017. Early adoption is permitted, however, the Company has decided not to early adopt. Employers will apply the guidance on the presentation of the components of net periodic benefit cost in the income statement retrospectively. The guidance limiting the capitalization of net periodic benefit cost in assets to the service cost component will be applied prospectively. The Company expects to utilize the ASU’s practical expedient allowing entities to estimate amounts for comparative periods using the information previously disclosed in their pension and other postretirement benefit plan footnote. The Company does not expect this ASU to have a material impact on the Company’s consolidated financial statements.

In March 2017, the FASB issued ASU No. 2017-08, “Premium Amortization on Purchased Callable Debt Securities.”   This ASU shortens the amortization period for the premium on certain purchased callable debt securities to the earliest call date. Today, entities generally amortize the premium over the contractual life of the security. The new guidance does not change the accounting for purchased callable debt securities held at a discount; the discount continues to be amortized to maturity. ASU No. 2017-08 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. The guidance calls for a modified retrospective transition approach under which a cumulative-effect adjustment will be made to retained earnings as of the beginning of the first reporting period in which the guidance is adopted. The Company continues to evaluate the provisions of ASU No. 2017-08 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

15

In May 2017, the FASB issued ASU No. 2017-09, “Stock Compensation, Scope of Modification Accounting.” This ASU clarifies when changes to the terms of conditions of a share-based payment award must be accounted for as modifications. Companies will apply the modification accounting guidance if the value, vesting conditions or classification of the award changes. The new guidance should reduce diversity in practice and result in fewer changes to the terms of an award being accounted for as modifications, as the guidance will allow companies to make certain non-substantive changes to awards without accounting for them as modifications. It does not change the accounting for modifications. ASU No. 2017-09 is effective for interim and annual reporting periods beginning after December 15, 2017; early adoption is permitted. ASU No. 2017-09 is not expected to have a material impact on the Company’s consolidated financial statements.

In July 2017, the FASB issued ASU No. 2017-11, “Earnings Per Share (Topic 260): Distinguishing Liabilities from Equity (Topic 480)” This ASU addresses narrow issues identified a result of the complexity associated with applying GAAP for certain financial instruments with characteristics of liabilities. ASU No. 2017-11 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. ASU No. 2017-11 is not expected to have a material impact on the Company’s consolidated financial statements.

In August 2017, the FASB issued ASU No. 2017-12, “Derivatives and Hedging (Topic 815): Target Improvements to Accounting for Hedging Activities” This ASU’s objective is to improve the financial reporting of hedging relationships to better portray the economic results of an entity’s risk management activities in its financial statements. In addition to that main objective, the amendments in this update make certain targeted improvements to simplify the application of the hedge accounting guidance in current GAAP. ASU No. 2017-12 is effective for interim and annual reporting periods beginning after December 15, 2018; early adoption is permitted. The Company will evaluate the provisions of ASU No. 2017-12 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

In February 2018, the FASB issued ASU No. 2018-02, “Income Statement - Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from AOCI,” a revised guidance on the accounting for certain tax effects stranded in AOCI. U.S. GAAP requires the effects of changes in tax rates and laws on deferred tax balances to be recorded as a component of income tax expense from continuing operations in the period of enactment. For deferred tax assets and liabilities related to items in AOCI, this results in the tax effects of such changes being stranded in AOCI. The revised guidance provides an optional reclassification from AOCI to retained earnings for such stranded tax effects resulting from the reduction in the corporate income tax rate enacted by the Tax Act. The reclassification may also include such stranded tax effects resulting from other income tax effects of the Tax Act, such as the effect of the federal benefit of deducting state income taxes. Entities are provided the option to apply the guidance retrospectively or in the period of adoption. The guidance is effective for us on January 1, 2019, with early adoption permitted. The Company continues to evaluate the provisions of ASU No. 2018-02 to determine the potential impact the new standard will have on the Company’s consolidated financial statements.

NOTE 2 – DISCONTINUED OPERATIONS

From July 8, 2016 until March 31, 2017, the Bank had an investment in a reverse home loan mortgage brokerage firm named iReverse Home Loan, LLC (“iReverse”). The Bank owned 51% of iReverse and reported its non-controlling interest in iReverse separately in the consolidated balance sheet at December 31, 2016. The Company reported the income of iReverse attributable to the Bank on the consolidated statement of income for the year ended December 31, 2016 as discontinued operations. On March 31, 2017, the Bank sold this interest to the other owner of iReverse for $70,000. The Company reported no discontinued operations for the year ended December 31, 2017.

Discontinued operations for the year ended December 31, 2016 included noninterest income and noninterest expense related to iReverse. The net income from discontinued operations, net of taxes for the year ended December, 2016 was $366,034, with $199,491 attributable to non-controlling interest and $166,543 attributable to common stockholders.

16

Summarized financial information for our discontinued operations related to iReverse was as follows:

December 31, 2016
ASSETS
Cash and cash equivalents	$1,394,265
Other assets	47,760
Total assets	1,442,025

LIABILITIES
Accrued expenses and other liabilities	1,034,902
Total liabilities	1,034,902
Net assets of discontinued operations	$407,123

For the Year Ended
December 31, 2016
NONINTEREST INCOME
Mortgage brokerage operations	$3,088,523
Bargain purchase gain	151,943
Total noninterest income	3,240,466

NONINTEREST EXPENSES
Salaries and employee benefits	2,001,455
Occupancy and equipment expenses	37,225
Legal, accounting and other professional fees	9,497
Advertising and marketing related expenses	233,321
Other expenses	567,132
Total Noninterest Expenses	2,848,630
Income before taxes	391,836
Income tax expense	25,802
Net income from discontinued operations	$366,034
Net income from discontinued operations attributable to non-controlling interest	$199,491

Net income available to common stockholders	$166,543

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NOTE 3 – INVESTMENT SECURITIES

At December 31, 2017 and December 31, 2016, the amortized cost and estimated fair value of the Company’s investment securities portfolio are summarized as follows:

Available for Sale	Amortized	Gross Unrealized		Estimated
December 31, 2017	cost	Gains	Losses	Fair Value
U.S. government agency	$6,776,250	$47,553	$(2,256)	$6,821,547
U.S. treasury securities	8,757,476	—	(104,816)	8,652,660
Residential mortgage-backed securities	31,581,368	148,493	(332,024)	31,397,837
State and municipal	2,565,599	1,063	(2,015)	2,564,647
Corporate bonds	6,249,939	112,606	(3,045)	6,359,500
Total debt securities	55,930,632	309,715	(444,156)	55,796,191
Equity securities	18,765	—	(740)	18,025
Totals	$55,949,397	$309,715	$(444,896)	$55,814,216

Held-to-Maturity	Amortized	Gross Unrealized		Estimated
December 31, 2017	cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	1,073,107		(12,701)	1,060,406
Total debt securities	1,073,107	—	(12,701)	1,060,406
Totals	$1,073,107	$—	$(12,701)	$1,060,406

Available for Sale	Amortized	Gross Unrealized		Estimated
December 31, 2016	cost	Gains	Losses	Fair Value
U.S. government agency	$7,748,481	$68,493	$(43,856)	$7,773,118
U.S. treasury securities	8,728,284	14,812	(119,837)	8,623,259
Residential mortgage-backed securities	30,952,601	197,495	(336,615)	30,813,481
State and municipal	2,638,214	2,421	(3,355)	2,637,280
Corporate bonds	10,372,549	1,647	(45,741)	10,328,455
Total debt securities	60,440,129	284,868	(549,404)	60,175,593
Equity securities	92,585	6,021	(41,472)	57,134
Totals	$60,532,714	$290,889	$(590,876)	$60,232,727

Held-to-Maturity	Amortized	Gross Unrealized		Estimated
December 31, 2016	cost	Gains	Losses	Fair Value
Residential mortgage-backed securities	$1,158,238	$—	$(8,896)	$1,149,342
Total debt securities	1,158,238	—	(8,896)	1,149,342
Totals	$1,158,238	$—	$(8,896)	$1,149,342

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Unrealized losses segregated by length of impairment at December 31, 2017 and December 31, 2016 were as follows:

	Less than 12 months		12 months or longer		Total
Available for Sale	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2017	Value	Losses	Value	Losses	Value	Losses
U.S. government agency	$—	$—	$997,480	$(2,256)	$997,480	$(2,256)
U.S. treasury securities	5,861,490	(25,801)	2,791,170	(79,015)	8,652,660	(104,816)
Residential mortgage-backed securities	2,495,139	(17,648)	12,259,611	(314,376)	14,754,750	(332,024)
State and municipals	1,716,573	(1,738)	324,834	(277)	2,041,407	(2,015)
Corporate bonds	3,496,955	(3,045)	—	—	3,496,955	(3,045)
Total debt securities	13,570,157	(48,232)	16,373,095	(395,924)	29,943,252	(444,156)
Equity securities	—	—	18,765	(740)	18,765	(740)
Totals	$13,570,157	$(48,232)	$16,391,860	$(396,664)	$29,962,017	$(444,896)

	Less than 12 months		12 months or longer		Total
Held-to-Maturity	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2017	Value	Losses	Value	Losses	Value	Losses
Residential mortgage-backed securities	1,060,406	(12,701)	—	—	1,060,406	(12,701)
Total debt securities	$1,060,406	$(12,701)	$—	$—	$1,060,406	$(12,701)

	Less than 12 months		12 months or longer		Total
Available for Sale	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2016	Value	Losses	Value	Losses	Value	Losses
U.S. government agency	$3,983,930	$(43,856)	$—	$—	$3,983,930	$(43,856)
U.S. treasury securities	5,645,640	(119,837)	—	—	5,645,640	(119,837)
Residential mortgage-backed securities	17,368,416	(315,284)	563,545	(21,331)	17,931,961	(336,615)
State and municipals	1,042,964	(3,355)	—	—	1,042,964	(3,355)
Corporate bonds	7,973,405	(45,741)	—	—	7,973,405	(45,741)
Total debt securities	36,014,355	(528,073)	563,545	(21,331)	36,577,900	(549,404)
Equity securities	—	—	25,180	(41,472)	25,180	(41,472)
Totals	$36,014,355	$(528,073)	$588,725	$(62,803)	$36,603,080	$(590,876)

	Less than 12 months		12 months or longer		Total
Held-to-Maturity	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
December 31, 2016	Value	Losses	Value	Losses	Value	Losses
Residential mortgage-backed securities	1,149,342	(8,896)	—	—	1,149,342	(8,896)
Total debt securities	$1,149,342	$(8,896)	$—	$—	$1,149,342	$(8,896)

At December 31, 2017, unrealized losses in the Company’s portfolio of debt securities of $444,156 in the aggregate were related to 71 securities and caused by increases in market interest rates, spread volatility, or other factors that management deems to be temporary. Since management believes that it is more likely than not that the Company will not be required to sell these securities prior to maturity or a full recovery of the amortized cost, the Company does not consider these securities to be other-than-temporarily impaired.

At December 31, 2017, unrealized losses in the Company’s portfolio of equity securities of $740 were related to one security and considered temporary. Since management believes that it is more likely than not the Company will not be required to sell these equity positions for a reasonable period of time sufficient for recovery of fair value, the Company does not consider these equity securities to be other-than-temporarily impaired.

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At December 31, 2016, unrealized losses in the Company’s portfolio of debt securities of $549,404 in the aggregate were related to 73 securities and caused by increases in market interest rates, spread volatility, or other factors that management deems to be temporary. Since management believes that it is more likely than not that the Company will not be required to sell these securities prior to maturity or a full recovery of the amortized cost, the Company does not consider these securities to be other-than-temporarily impaired.

At December 31, 2016, unrealized losses in the Company’s portfolio of equity securities of $41,472 were related to one security and considered temporary. Since management believes that it is more likely than not the Company will not be required to sell these equity positions for a reasonable period of time sufficient for recovery of fair value, the Company does not consider these equity securities to be other-than-temporarily impaired.

Except for U.S. Agency securities, there was no outstanding balance of any single issuer which exceeded 10% of stockholders’ equity at December 31, 2017 or 2016.

No investment securities held by the Company at December 31, 2017 and December 31, 2016 were subject to a write-down due to credit related other-than-temporary impairment.

Contractual maturities of debt securities at December 31, 2017 and 2016 are shown below. Actual maturities may differ from contractual maturities because borrowers have the right to call or prepay obligations with or without call or prepayment penalties.

	2017		2016
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Available for sale
Within one year	$5,543,158	$5,537,907	$6,122,743	$6,100,576
Over one to five years	7,971,926	8,027,149	12,570,847	12,642,656
Over five to ten years	10,834,180	10,833,298	7,765,282	7,627,060
Over ten years	—	—	3,028,656	2,991,820
Residential mortgage-backed securities	31,581,368	31,397,837	30,952,601	30,813,481
Totals	$55,930,632	$55,796,191	$60,440,129	$60,175,593

	2017		2016
	Amortized	Fair	Amortized	Fair
	Cost	Value	Cost	Value
Held to maturity
Residential mortgage-backed securities	1,073,107	1,060,406	1,158,238	1,149,342
Totals	$1,073,107	$1,060,406	$1,158,238	$1,149,342

The Company’s residential mortgage-backed securities portfolio is presented as a separate line within the maturity table, since borrowers have the right to prepay obligations without prepayment penalties.

During the year ended December 31, 2017, there were 16 sales of investment securities available for sale for a gain of $610. During the year ended December 31, 2016, there were six sales of investment securities available for sale for a gain of $420,280.

At December 31, 2017, securities with an amortized cost of $38,238,595 (fair value of $38,122,102) were pledged as collateral for potential borrowing from the Federal Home Loan Bank of Atlanta (the “FHLB”) and the Federal Reserve Bank of Richmond (the “Reserve Bank”). At December 31, 2016, securities with an amortized cost of $10,479,133 (fair value of $10,604,335) were pledged as collateral for potential borrowings from the FHLB and the Reserve Bank.

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NOTE 4 – LOANS AND ALLOWANCE FOR LOAN LOSSES

The fundamental lending business of the Company is based on understanding, measuring, and controlling the credit risk inherent in the loan portfolio. The Company's loan portfolio is subject to varying degrees of credit risk. These risks entail both general risks, which are inherent in the lending process, and risks specific to individual borrowers. The Company's credit risk is mitigated through portfolio diversification, which limits exposure to any single customer, industry or collateral type. The loan portfolio segment balances are presented in the following table:

	December 31,	December 31,
	2017	2016
Commercial & Industrial	$79,776,508	$67,234,642
Commercial Real Estate	234,097,013	205,495,337
Residential Real Estate	145,568,138	153,368,115
Home Equity Line of Credit	33,810,692	33,256,012
Land	5,805,203	5,870,999
Construction	40,482,660	19,804,912
Consumer & Other	2,710,078	2,073,696
Total Loans	542,250,292	487,103,713
Less: Allowance for Loan Losses	(4,156,425)	(2,823,153)
Net Loans	$538,093,867	$484,280,560

At December 31, 2017 and December 31, 2016, loans not considered to have deteriorated credit quality at acquisition had a total remaining unamortized discount of $2,955,938 and $3,793,033, respectively, and carrying values of $146,647,976 and $187,483,532, respectively.

Portfolio Segments:

The Company currently manages its credit products and the respective exposure to loan losses by the following specific portfolio segments, which are levels at which the Company develops and documents its systematic methodology to determine the allowance for loan losses. The Company considers each loan type to be a portfolio segment having unique risk characteristics.

Commercial & Industrial

Commercial & Industrial (“C&I”) loans are made to provide funds for equipment and general corporate needs. Repayment of these loans primarily uses the funds obtained from the operation of the borrower's business. C&I loans also include lines of credit that are utilized to finance a borrower's short-term credit needs and/or to finance a percentage of eligible receivables or inventory. Of primary concern in C&I lending is the borrower's creditworthiness and ability to successfully generate sufficient cash flow from their business to service the debt.

Commercial Real Estate

Commercial Real Estate loans are separated into Investor and Owner Occupied types (classes). Commercial Real Estate - Investor loans consist of loans secured by non-owner occupied properties and involve investment properties for warehouse, retail, apartment, and office space with a history of occupancy and cash flow. This commercial real estate class includes mortgage loans to the developers and owners of commercial real estate where the borrower intends to operate or sell the property at a profit and use the income stream or proceeds from the sale(s) to repay the loan. Commercial Real Estate - Owner Occupied loans consist of commercial mortgage loans secured by owner occupied properties and involves a variety of property types to conduct the borrower's operations. The primary source of repayment for this type of loan is the cash flow from the business and is based upon the borrower's financial health and the ability of the borrower and the business to repay. At December 31, 2017 and 2016, Commercial Real Estate – Investor loans had a total balance of $153,282,836 and $138,527,163, respectively. At December 31, 2017 and December 31, 2016, Commercial Real Estate – Owner Occupied loans had a total balance of $80,814,177 and $66,968,174, respectively.

21

Residential Real Estate

Residential Real Estate loans are bifurcated into Investor and Owner Occupied types (classes). Residential Real Estate - Investor loans consist of loans secured by non-owner occupied residential properties and usually carry higher credit risk than Residential Real Estate – Owner Occupied loans due to their reliance on stable rental income and due to a lower incentive for the borrower to avoid foreclosure. Payments on loans secured by rental properties often depend on the successful operation and management of the properties and the payment of rent by tenants. At December 31, 2017 and 2016, Residential Real Estate – Investor loans had a total balance of $43,770,327 and $44,787,039, respectively. At December 31, 2017 and 2016, Residential Real Estate – Owner Occupied loans had a total balance of $101,797,811 and $108,581,076, respectively.

Home Equity Line of Credit

Home Equity Lines of Credit (“HELOCs”) are a form of revolving credit in which a borrower's primary residence serves as collateral. Borrowers use HELOCs primarily for education, home improvements, and other significant personal expenditures. The borrower will be approved for a specific credit limit set at a percentage of their home's appraised value less the balance owed on the existing first mortgage. Major risks in HELOC lending include the borrower's ability to service the existing first mortgage plus the HELOC, the Company's ability to pursue collection in a second lien position upon default, and overall risks in fluctuation in the value of the underlying collateral property.

Land

Land loans are secured by underlying properties that usually consist of tracts of undeveloped land that do not produce income. These loans carry the risk that there will be inadequate demand to ensure the sale of the property within an acceptable time. As a result, land loans carry the risk that the builder will have to pay the property taxes and other carrying costs of the property until a buyer is identified.

Construction

Construction loans, which include land development loans, are generally considered to involve a higher degree of credit risk than long term financing on improved, occupied real estate. Risk of loss on a construction loan depends largely upon the accuracy of the initial estimate of the property's value at completion of construction and estimated costs of construction, as well as the property’s ability to attract and retain tenants. Loan funds are disbursed periodically as pre-specified stages of completion are attained based upon site inspections. If the Company is forced to foreclose on a building before or at completion due to a default, it may be unable to recover all of the unpaid balance of and accrued interest on the loan as well as related foreclosure and holding costs.

Consumer & Other

Consumer & Other loans include installment loans, personal lines of credit, and automobile loans. Payment on these loans often depends on the borrower's creditworthiness and ability to generate sufficient cash flow to service the debt.

Allowance for Loan Losses

To control and monitor credit risk, management has an internal credit process in place to determine whether credit standards are maintained along with in-house loan administration accompanied by oversight and review procedures. The primary purpose of loan underwriting is the evaluation of specific lending risks that involves the analysis of the borrower's ability to service the debt as well as the assessment of the underlying collateral. Oversight and review procedures include the monitoring of the portfolio credit quality, early identification of potential problem credits and the management of problem credits. As part of the oversight and review process, the Company maintains an allowance for loan losses to absorb estimated and probable losses inherent in the loan portfolio.

For purposes of calculating the allowance, the Company segregates its loan portfolio into portfolio segments based primarily on the type of supporting collateral. The Commercial Real Estate and Residential Real Estate segments, which both exclude any collateral property currently under construction, are further disaggregated into Owner Occupied and Investor classes for each. Further, all segments are also segregated as either purchased credit impaired (“PCI”) loans, purchased loans not deemed impaired, troubled debt restructurings, or new originations.

22

The analysis for determining the allowance is consistent with guidance set forth in U.S. GAAP and the Interagency Policy Statement on the Allowance for Loan and Lease Losses. Pursuant to Bank policy, the allowance is evaluated quarterly by management and is based upon management's review of the collectability of loans in light of historical experience, the nature and volume of the loan portfolio, adverse situations that may affect the borrowers' ability to repay, estimated value of any underlying collateral and prevailing economic conditions. The allowance consists of specific and general reserves. The specific reserves relate to loans classified as impaired, primarily including nonaccrual, troubled debt restructurings (“TDRs”), and PCI loans where cash flows have deteriorated from those forecasted at the acquisition date. The reserve for these loans is established when the discounted cash flows, collateral value, or observable market price, whichever is appropriate, of the impaired loan is lower than the carrying value. For impaired loans, any measured impairment is charged off against the loan and allowance for those loans that are collateral dependent in the applicable reporting period.

The general reserve covers loans that are not classified as impaired and primarily includes purchased loans not deemed impaired and new loan originations. The general reserve requirement is based on historical loss experience and several qualitative factors derived from economic and market conditions that have been determined to have an effect on the probability and magnitude of a loss. Since the Bank does not have its own sufficient loss experience, management also references the historical net charge off experience of peer groups to determine a reasonable range of reserve values, which is permissible per Bank policy. The peer groups consist of competing Maryland-based financial institutions with established ranges in total asset size. Management will continue to evaluate the appropriateness of the peer group data used with each quarterly allowance analysis until such time that the Bank has sufficient loss experience to provide a foundation for the general reserve requirement. The qualitative analysis incorporates global economic factors in the following trends: national and local economic metrics; portfolio risk ratings and composition; and concentrations in credit.

The following table provides information on the activity in the allowance for loan losses by the respective loan portfolio segment for the year ended December 31, 2017:

	Commercial	Commercial	Residential	Home Equity			Consumer
	& Industrial	Real Estate	Real Estate	Line of Credit	Land	Construction	& Other	Total
Allowance for loan losses:
Beginning balance	$369,857	$1,082,855	$1,043,778	$184,296	$19,159	$111,503	$11,705	$2,823,153
Charge-offs	—	—	(559,369)	—	—	(15,593)	(14,999)	(589,961)
Recoveries (1)	375	—	167,350	—	98,091	—	434	266,250
Provision	207,470	575,948	664,973	61,865	(76,262)	200,223	22,766	1,656,983
Ending balance	$577,702	$1,658,803	$1,316,732	$246,161	$40,988	$296,133	$19,906	$4,156,425

23

The following table presents loans and the related allowance for loan losses, by loan portfolio segment, at December 31, 2017:

	Commercial	Commercial	Residential	Home Equity			Consumer
	& Industrial	Real Estate	Real Estate	Line of Credit	Land	Construction	& Other	Total
Allowance for loan losses:
Ending balance:
individually evaluated
for impairment	$—	$7,199	$345,105	$—	$—	$—	$—	$352,304
Ending balance:
collectively evaluated
for impairment	577,702	1,651,604	971,627	246,161	40,988	296,133	19,906	3,804,121
Totals	$577,702	$1,658,803	$1,316,732	$246,161	$40,988	$296,133	$19,906	$4,156,425

Loans:
Ending balance:
individually evaluated
for impairment	$993,924	$166,323	$4,855,341	$71,367	$59,544	$—	$15,052	$6,161,551
Ending balance:
collectively evaluated
for impairment	78,212,088	223,601,941	131,543,430	33,326,502	5,549,152	40,091,892	2,695,026	515,020,031
Ending balance: loans
acquired with deteriorated
credit quality (2)	570,496	10,328,749	9,169,367	412,823	196,507	390,768	—	21,068,710
Totals	$79,776,508	$234,097,013	$145,568,138	$33,810,692	$5,805,203	$40,482,660	$2,710,078	$542,250,292

_______________________________

(1)	Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2)	Includes loans acquired with deteriorated credit quality of $57,600 that have current period charge offs.

The following table provides information on the activity in the allowance for loan losses by the respective loan portfolio segment for the year ended December 31, 2016:

	Commercial	Commercial	Residential	Home Equity			Consumer
	& Industrial	Real Estate	Real Estate	Line of Credit	Land	Construction	& Other	Total
Allowance for loan losses:
Beginning balance	$210,798	$727,869	$593,084	$157,043	$15,713	$62,967	$5,535	$1,773,009
Charge-offs	—	—	(385,069)	(5,203)	—	—	(455)	(390,727)
Recoveries (1)	—	—	51,338	—	—	—	—	51,338
Provision	159,059	354,986	784,425	32,456	3,446	48,536	6,625	1,389,533
Ending balance	$369,857	$1,082,855	$1,043,778	$184,296	$19,159	$111,503	$11,705	$2,823,153

24

The following table presents loans and the related allowance for loan losses, by loan portfolio segment, at December 31, 2016:

	Commercial	Commercial	Residential	Home Equity			Consumer
	& Industrial	Real Estate	Real Estate	Line of Credit	Land	Construction	& Other	Total
Allowance for loan losses:
Ending balance:
individually evaluated
for impairment	$—	$—	$270,526	$—	$—	$—	$—	$270,526
Ending balance:
collectively evaluated
for impairment	369,857	1,082,855	773,252	184,296	19,159	111,503	11,705	2,552,627
Totals	$369,857	$1,082,855	$1,043,778	$184,296	$19,159	$111,503	$11,705	$2,823,153

Loans:
Ending balance:
individually evaluated
for impairment	$641,774	$277,515	$4,521,110	$55,552	$—	$—	$5,798	$5,501,749
Ending balance:
collectively evaluated
for impairment	65,341,316	191,303,934	136,607,497	32,558,837	3,384,741	19,698,823	2,067,898	450,963,046
Ending balance: loans
acquired with deteriorated
credit quality(2)	1,251,552	13,913,888	12,239,508	641,623	2,486,258	106,089	—	30,638,918
Totals	$67,234,642	$205,495,337	$153,368,115	$33,256,012	$5,870,999	$19,804,912	$2,073,696	$487,103,713

_______________________________

(1)	Excludes cash payments received on loans acquired with deteriorated credit quality with a carrying value of $0.
(2)	Includes loans acquired with deteriorated credit quality of $98,154 that have current period charge-offs.

25

The following table presents information with respect to impaired loans, which includes loans acquired with deteriorated credit quality that have current period charge-offs, at December 31, 2017:

				For the Year Ended
	At December 31, 2017			December 31, 2017
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income (loss)
	Investment	Balance	Allowance	Investment	Recognized (1)
With no related allowance recorded:
Commercial & Industrial	$993,924	$1,078,072	$—	$1,103,381	$37,642
Residential Real Estate - Investor	781,838	926,422	—	1,006,252	4,954
Residential Real Estate - Owner occupied	3,418,617	3,627,184	—	3,815,332	116,759
Land	59,544	63,118	—	62,103	275
Home Equity Line of Credit	71,367	101,073	—	91,486	(168)
Consumer & Other	15,052	198,457	—	107,871	(16)

With an allowance recorded:
Commercial Real Estate - Owner occupied	166,323	166,063	7,199	121,088	(18)
Residential Real Estate - Investor	339,381	356,269	188,473	357,006	9,208
Residential Real Estate - Owner occupied	543,102	518,739	156,632	560,296	21,307

Total	6,389,148	7,035,397	352,304	7,224,815	189,943

Total impaired loans:
Commercial & Industrial	$993,924	$1,078,072	$—	$1,103,381	$37,642
Commercial Real Estate	166,323	166,063	7,199	121,088	(18)
Residential Real Estate	5,082,938	5,428,614	345,105	5,738,886	152,228
Land	59,544	63,118	—	62,103	275
Home Equity Line of Credit	71,367	101,073	—	91,486	(168)
Consumer & Other	15,052	198,457	—	107,871	(16)
Total	$6,389,148	$7,035,397	$352,304	$7,224,815	$189,943

_______________________________

(1)	Consists primarily of accretion income on loans acquired with deteriorated credit quality that were reclassified as troubled debt restructurings subsequent to acquisition.

26

The following table presents information with respect to impaired loans, which includes loans acquired with deteriorated credit quality that have current period charge-offs, at December 31, 2016:

				For the year ended
	At December 31, 2016			December 31, 2016
		Unpaid	Average	Average
	Recorded	Principal	Related	Recorded	Income (loss)
	Investment	Balance	Allowance	Investment	Recognized (1)
With no related allowance recorded:
Commercial & Industrial	$641,774	$739,128	$—	$804,938	$79,886
Commercial Real Estate - Investor	277,515	277,515	—	294,053	—
Residential Real Estate - Investor	785,500	890,719	—	994,674	11,748
Residential Real Estate - Owner occupied	3,008,832	3,196,027	—	3,225,912	103,916
Home Equity Line of Credit	55,552	85,470	—	73,026	(68)
Consumer & Other	5,798	189,204	—	97,501	—

With an allowance recorded:
Residential Real Estate - Investor	790,537	813,087	268,537	832,508	5,920
Residential Real Estate - Owner occupied	159,028	159,028	1,989	160,102	—

Total	5,724,536	6,350,178	270,526	6,482,714	201,402

Total impaired loans:
Commercial & Industrial	$641,774	$739,128	$—	$804,938	$79,886
Commercial Real Estate	277,515	277,515	—	294,053	—
Residential Real Estate	4,743,897	5,058,861	270,526	5,213,196	121,584
Home Equity Line of Credit	55,552	85,470	—	73,026	(68)
Construction	—	—	—	—	—
Consumer & Other	5,798	189,204	—	97,501	—
Total	$5,724,536	$6,350,178	$270,526	$6,482,714	$201,402

_______________________________

(1)	Consists primarily of accretion income on loans acquired with deteriorated credit quality that were reclassified as troubled debt restructurings subsequent to acquisition.

In addition to monitoring the performance status of the loan portfolio, the Company utilizes a risk rating scale (1-8) to evaluate loan asset quality for all loans. Loans that are rated 1-4 are classified as pass credits. Loans rated a 5 (Watch) are pass credits, but are loans that have been identified that warrant additional attention and monitoring. Loans that are risk rated 5 or higher are placed on the Company's monthly watch list. For the pass rated loans, management believes there is a low risk of loss related to these loans and as necessary, credit may be strengthened through improved borrower performance and/or additional collateral. Loans rated a 6 (Special Mention) or higher are considered criticized loans and represent an increased level of credit risk and are placed into these three categories:

6 (Special Mention) - Borrowers exhibit potential credit weaknesses or downward trends that may weaken the credit position if uncorrected. The borrowers are considered marginally acceptable without potential for loss of principal or interest.

7 (Substandard) - Borrowers have well defined weaknesses or characteristics that present the possibility that the Company will sustain some loss if the deficiencies are not corrected.

8 (Doubtful) - Borrowers classified as doubtful have the same weaknesses found in substandard borrowers; however, these weaknesses indicate that the collection of debt in full (principal and interest), based on current conditions, is highly questionable and improbable.

In the normal course of loan portfolio management, relationship managers are responsible for continuous assessment of credit risk arising from the individual borrowers within their portfolio and assigning appropriate risk ratings. Credit Administration is responsible for ensuring the integrity and operation of the risk rating system and maintenance of the watch list. The Officer's Loan Committee meets monthly to discuss and monitor problem credits and internal risk rating downgrades that result in updates to the watch list.

27

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio at December 31, 2017:

	Risk Rating
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial & Industrial	$75,620,689	$83,890	$4,071,929	$—	$79,776,508
Commercial Real Estate - Investor	150,280,526	—	3,002,310	—	153,282,836
Commercial Real Estate - Owner Occupied	78,630,032	957,887	1,226,258	—	80,814,177
Residential Real Estate - Investor	38,837,947	228,251	4,704,129	—	43,770,327
Residential Real Estate - Owner Occupied	96,354,867	—	5,442,944	—	101,797,811
Home Equity Line of Credit	33,757,501	—	53,191	—	33,810,692
Land	5,638,879	—	166,324	—	5,805,203
Construction	40,057,287	—	425,373	—	40,482,660
Consumer & Other	2,695,026	—	15,052	—	2,710,078
Total	$521,872,754	$1,270,028	$19,107,510	$—	$542,250,292

The following table provides information with respect to the Company's credit quality indicators by class of the loan portfolio at December 31, 2016:

	Risk Rating
	Pass	Special Mention	Substandard	Doubtful	Total
Commercial & Industrial	$63,961,379	$688,595	$2,584,668	$—	$67,234,642
Commercial Real Estate - Investor	134,601,346	2,958,695	967,122	—	138,527,163
Commercial Real Estate - Owner Occupied	64,761,020	1,126,705	1,080,449	—	66,968,174
Residential Real Estate - Investor	36,905,288	240,700	7,641,052	—	44,787,040
Residential Real Estate - Owner Occupied	102,367,880	—	6,213,195	—	108,581,075
Home Equity Line of Credit	32,969,668	—	286,344	—	33,256,012
Land	3,513,607	—	2,357,392	—	5,870,999
Construction	19,698,823	—	106,089	—	19,804,912
Consumer & Other	2,067,898	—	5,798	—	2,073,696
Total	$460,846,909	$5,014,695	$21,242,109	$—	$487,103,713

Management further monitors the performance and credit quality of the loan portfolio by analyzing the age of the portfolio as determined by the length of time a recorded payment is past due.

28

The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans at December 31, 2017. PCI loans are excluded from this aging and nonaccrual loans schedule.

	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans
Commercial & Industrial	$274,824	$14,898	$—	$289,722	$78,128,185	$788,104	$79,206,011
Commercial Real Estate - Investor	—	156,821	—	156,821	145,317,680	166,323	145,640,824
Commercial Real Estate - Owner Occupied	213,257	—	—	213,257	77,914,184	—	78,127,441
Residential Real Estate - Investor	547,855	—	—	547,855	35,708,675	893,623	37,150,153
Residential Real Estate - Owner Occupied	686,522	485,810	—	1,172,332	94,260,908	3,815,378	99,248,618
Home Equity Line of Credit	181,414	11,182	—	192,596	33,133,906	71,367	33,397,869
Land	—	—	—	—	5,549,151	59,544	5,608,695
Construction	165,876	—	—	165,876	39,926,017	—	40,091,893
Consumer & Other	12,830	—	—	12,830	2,682,196	15,052	2,710,078
Total	$2,082,578	$668,711	$—	$2,751,289	$512,620,902	$5,809,391	$521,181,582

Purchased credit impaired loans							21,068,710
Total Loans							$542,250,292

The following table presents the classes of the loan portfolio summarized by the aging categories of performing loans and nonaccrual loans at December 31, 2016. PCI loans are excluded from this aging and nonaccrual loans schedule.

	Accrual Loans
	30-59	60-89	90 or More
	Days	Days	Days	Total		Nonaccrual	Total
	Past Due	Past Due	Past Due	Past Due	Current	Loans	Loans
Commercial & Industrial	$17,737	$—	$—	$17,737	$65,582,550	$382,802	$65,983,089
Commercial Real Estate - Investor	—	—	—	—	129,751,253	277,515	130,028,768
Commercial Real Estate - Owner Occupied	139,670	149,119	—	288,789	61,263,891	—	61,552,680
Residential Real Estate - Investor	702,856	—	—	702,856	34,114,611	1,260,961	36,078,428
Residential Real Estate - Owner Occupied	2,933,983	373,168	—	3,307,151	98,724,320	3,018,710	105,050,181
Home Equity Line of Credit	136,387	—	—	136,387	32,422,450	55,552	32,614,389
Land	—	—	—	—	3,384,741	—	3,384,741
Construction	173,105	—	—	173,105	19,525,718	—	19,698,823
Consumer & Other	—	—	—	—	2,067,898	5,798	2,073,696
Total	$4,103,738	$522,287	$—	$4,626,025	$446,837,432	$5,001,338	$456,464,795

Purchased credit impaired loans							30,638,918
Total Loans							$487,103,713

Troubled Debt Restructurings

The restructuring of a loan constitutes a TDR if the creditor, for economic or legal reasons related to the debtor’s financial difficulties, grants a concession to the debtor that it would not otherwise consider in the normal course of business. A concession may include an extension of repayment terms which would not normally be granted, a reduction of interest rate or the forgiveness of principal and/or accrued interest. If the debtor is experiencing financial difficulty and the creditor has granted a concession, the Company will make the necessary disclosures related to the TDR. In certain cases, a modification may be made in an effort to retain a customer who is not experiencing financial difficulty. This type of modification is not considered to be a TDR. Once a loan has been modified and is considered a TDR, it is reported as an impaired loan. All TDRs are evaluated individually for impairment on a quarterly basis as part of the allowance for credit losses calculation. A specific allowance for TDR loans is established when the discounted cash flows, collateral value or observable market price, whichever is appropriate, of the TDR is lower than the carrying value. If a loan deemed a TDR has performed for at least six months at the level prescribed by the modification, it is not considered to be non-performing; however, it will generally continue to be reported as impaired, but may be returned to accrual status. A TDR is deemed in default on its modified terms once a contractual payment is 30 or more days past due.

29

The following table presents a breakdown of loans the Company modified during the years ended December 31, 2017 and December 31, 2016:

	Year Ended December 31, 2017			Year Ended December 31, 2016
		Pre-Modification	Post-Modification		Pre-Modification	Post-Modification
		Outstanding	Outstanding		Outstanding	Outstanding
	Number of	Recorded	Recorded	Number of	Recorded	Recorded
	Contracts	Investment	Investment	Contracts	Investment	Investment
Troubled Debt Restructurings:
Residential Real Estate - Investor	-	$-	$-	1	$35,672	$35,672
Residential Real Estate - Owner Occupied	3	729,535	729,535	2	363,504	363,504
Totals	3	$729,535	$729,535	3	$399,176	$399,176

For the year ended December 31, 2017, there were three loans modified as TDRs. The restructuring of a Residential Real Estate – Owner Occupied loan lowered the interest rate by 2% to 5.50%, lowered the monthly payment and reduced fees. The restructuring of a Residential Real Estate - Owner Occupied loan deferred payments for six months. The restructuring of a Residential Real Estate - Owner Occupied loan extended the maturity date by 11 years and reduced the rate to 3.85%. These three TDR loans were on nonaccrual at December 31, 2017.

For the year ended December 31, 2016, there were three loans modified as TDRs. The restructuring of a Residential Real Estate - Investor loan extended the maturity date by three years, lowered the interest rate by 4.75% to 3.00%, lowered the monthly payment and added past due interest to the principal balance. The restructuring of a Residential Real Estate - Owner Occupied loan extended the loan by 13 years with a fixed rate 20-year term and added fees and past due interest to the principal balance. The restructuring of a Residential Real Estate - Owner Occupied loan lowered the monthly payment to interest and escrow only for 11 months, one month payment deferment, and extended the maturity date by one month. These three TDR loans were on nonaccrual at December 31, 2016.

None of the loans modified as a TDR during the previous 12 months were in default of its modified terms at December 31, 2017. At December 31, 2017 and 2016, the Bank had $2,228,270 and $1,824,206 in loans identified as TDRs, respectively, of which $1,876,109 and $1,323,975, respectively, were on nonaccrual status.

NOTE 5 – ACCOUNTING FOR CERTAIN LOANS ACQUIRED IN A TRANSFER

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. Evidence of credit quality deterioration at the purchase date may include information such as past due and nonaccrual status, borrower credit scores and recent loan to value percentages. Purchased credit-impaired loans are initially measured at fair value, which considers estimated future loan losses expected to be incurred over the life of the loan. Accordingly, an allowance for loan losses related to these loans was not carried over and recorded at the acquisition date. The Company monitors actual loan cash flows to determine any improvement or deterioration from those forecasted at the acquisition date.

The following table reflects the carrying amount of PCI loans, which are included in the loan categories in Note 4 – Loans and Allowances for Loan Losses:

	December 31, 2017	December 31, 2016
Commercial & Industrial	$570,496	$1,251,552
Commercial Real Estate	10,328,749	13,913,888
Residential Real Estate	9,169,367	12,239,507
Home Equity Line of Credit	412,823	641,623
Land	196,507	2,486,259
Construction	390,768	106,089
Total Loans	$21,068,710	$30,638,918

The contractual amount outstanding for these loans totaled $23,656,094 and $34,915,206 at December 31, 2017 and December 31, 2016, respectively.

30

The following table reflects activity in the accretable discount for these loans for the years ended December 31, 2017 and 2016:

	2017	2016
Balance at beginning of period	$1,315,319	$275,730
Acquired through Hopkins Acquisition	—	1,239,532
Reclassification from nonaccretable difference	1,390,954	968,006
Accretion into interest income	(1,498,801)	(1,064,967)
Disposals	(271,674)	(102,982)
Balance at end of period	$935,798	$1,315,319

The following table reflects activity in the allowance for these loans for the years ended December 31, 2017 and 2016:

	2017	2016
Balance at beginning of period	$77,175	$—
Charge-offs	(119,403)	(48,164)
Recoveries	227,074	9,112
Provision for loan losses	(96,198)	116,227
Balance at end of period	$88,648	$77,175

NOTE 6 – REAL ESTATE ACQUIRED THROUGH FORECLOSURE

The following table reflects activity in real estate acquired through foreclosure for the 12 months ended December 31, 2017 and 2016:

	Year Ended December 31,
	2017	2016
Balance at beginning of period	$1,224,939	$1,459,732
New transfers from loans	695,548	996,860
Sales	(770,030)	(923,117)
Write-downs	(158,842)	(308,536)
Balance at end of period	$991,615	$1,224,939

At December 31, 2017, the balance of real estate acquired through foreclosure included 10 1-4 family residential properties and two land parcels with a carrying value of $704,201 and $287,414, respectively. There were 18 1-4 family residential estate loans with a carrying value of $1,182,736 that were in the process of foreclosure.

At December 31, 2016, the balance of real estate acquired through foreclosure included 13 1-4 family residential properties and four land parcels with a carrying value of $903,900 and $321,039, respectively. There were 22 1-4 family residential estate loans with a carrying value of $1,520,775 that were in the process of foreclosure.

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NOTE 7 – PREMISES AND EQUIPMENT

The components of premises and equipment at December 31, 2017 and 2016 are as follows:

			Useful Life
	2017	2016	(in years)
Land	$775,000	$829,800
Buildings and improvements	690,768	742,152	10	—	40
Leasehold improvements	2,635,804	2,589,493	10	—	25
Furniture, fixtures and equipment	1,415,956	1,826,404	3	—	10
Software	432,171	520,172	3	—	10
	5,949,699	6,508,021
Accumulated depreciation and amortization	(2,643,674)	(2,625,678)
Net premises and equipment	$3,306,025	$3,882,343

Depreciation and amortization expense for premises and equipment amounted to $579,012 and $649,878 for the years ended December 31, 2017 and 2016, respectively.

The Company leases six branches as well as its administrative, operations, and mortgage banking offices under noncancellable operating leases with initial terms varying from three to 10 years and providing for one or more renewal options. Three additional branch sites are subject to noncancellable ground leases with initial terms of 20 years and providing for four 5-year renewal options. The Company also owns two properties with a branch at each location.

Rent expense applicable to operating leases for the years ended December 31, 2017 and 2016 was $1,171,670 and $1,506,093 respectively.

In connection with the disposition of certain real estate in 2016, we entered into a sale leaseback transaction. The lease is classified as operating lease and the gain realized on the sale leaseback transaction has been deferred and will be credited to rent expense over the initial lease term. The deferred gain totaled $370,202 and $462,753 at December 31, 2017 and 2016, respectively, reflected in the accompanying Consolidated Balance Sheets under the caption Accrued expenses and other liabilities.

At December 31, 2017, future minimum lease payments under non-cancelable operating leases having an initial term in excess of one year are as follows:

Periods ending December 31:	Operating Leases
2018	$1,123,057
2019	872,097
2020	690,837
2021	685,554
2022	616,392
Thereafter	6,206,208
Total minimum lease payments	$10,194,145

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NOTE 8 – CORE DEPOSIT INTANGIBLE ASSETS

The Company's core deposit intangible assets at December 31, 2017 had a remaining weighted average amortization period of approximately 2.4 years. The following table presents the changes in the net book value of core deposit intangible assets for the years ended December 31, 2017 and 2016:

	2017	2016
Balance at beginning of period	$3,030,309	$2,624,184
Additions from the Hopkins Merger	—	1,197,001
Amortization expense	(789,182)	(790,876)
Balance, at end of period	$2,241,127	$3,030,309

The following table presents the gross carrying amount, accumulated amortization, and net carrying amount of core deposit intangible assets at December 31, 2017 and December 31, 2016:

	2017	2016
Gross carrying amount	$6,775,211	$6,775,211
Accumulated amortization	(4,534,084)	(3,744,902)
Net carrying amount	$2,241,127	$3,030,309

The following table sets forth the future amortization expense for the Company’s core deposit intangible assets at December 31, 2017:

Twelve months ending December 31:	Amount
2018	616,111
2019	540,682
2020	488,027
2021	380,430
2022	156,511
Subsequent years	59,366
Total	$2,241,127

NOTE 9 – DEPOSITS

The following table presents the composition of deposits at December 31, 2017 and 2016:

	December 31, 2017	December 31, 2016
Noninterest-bearing deposits	$134,617,261	$111,378,694
Interest-bearing deposits:
Checking	65,077,405	58,482,158
Savings	107,112,529	120,376,229
Money market	150,534,960	109,550,925
Total interest-bearing checking, savings and money market deposits	322,724,894	288,409,312

Time deposits $100,000 and below	60,970,287	72,021,712
Time deposits above $100,000 and below $250,000	40,537,390	42,849,544
Time deposits above $250,000	13,904,728	11,799,132
Total time deposits	115,412,405	126,670,388
Total interest-bearing deposits	438,137,299	415,079,700
Total Deposits	$572,754,560	$526,458,394

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The following table sets forth the maturity distribution for the Company’s time deposits at December 31, 2017:

Amount
Maturing within one year	$43,191,811
Maturing over one to two years	55,286,196
Maturing over two to three years	5,853,138
Maturing over three to four years	6,155,419
Maturing over four to five years	4,746,922
Maturing over five years	178,919
Total Time Deposits	$115,412,405

Interest expense on deposits for the years ended December 31, 2017 and 2016 is as follows:

	Year Ended December 31,
	2017	2016
Interest-bearing checking	$81,809	$56,682
Savings	399,929	265,551
Money market	492,063	264,108
Total interest-bearing checking, savings and money market deposits	973,801	586,341

Time deposits $100,000 and below	514,201	480,316
Time deposits above $100,000 and below $250,000	405,463	480,768
Time deposits above $250,000	125,664	111,273
Total time deposits	1,045,328	1,072,357
Total Interest Expense	$2,019,129	$1,658,698

The Company’s deposits include brokered deposits obtained through the Promontory Interfinancial Network, which consist of Certificate of Deposit Registry Service (“CDARS”) balances included in time deposits, and insured cash sweep service (“ICS”) balances included in money market deposits. At December 31, 2017, CDARS and ICS deposits were $0 and $15.0 million, respectively. At December 31, 2016, CDARS and ICS deposits were $0.6 million and $10.5 million, respectively.

In April 2014, the Bank announced its exit from the Individual Retirement Account (“IRA”) product line. At the time, as a result of the announcement, the Bank stopped offering IRAs to new customers and resigned as custodian for its existing IRAs.

The aggregate amount of time deposit accounts (including certificates of deposits) in denominations that meet or exceed the FDIC insurance limit of $250,000 totaled $13.9 million and $11.8 million at December 31, 2017 and 2016, respectively.

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NOTE 10 – BORROWINGS

Borrowings at December 31, 2017 and 2016 consisted of the following:

December 31, 2017
Federal Home Loan Bank Advances
Due January, 2018, Fixed Rate 1.41%	$10,000,000
Total	$10,000,000
At December 31, 2017
Weighted average interest rate at year end:
Federal Home Loan Bank short term advance	1.41%
Maximum amount outstanding at month end during the year:
Federal Home Loan Bank overnight advance	$27,000,000
Federal Home Loan Bank short term advances	$24,000,000
Average amount outstanding during the year:
Federal Home Loan Bank overnight advance	$11,924,658
Federal Home Loan Bank short term advances	$16,751,781
Weighted average interest rate during the year:
Federal Home Loan Bank overnight advance	1.17%
Federal Home Loan Bank short term advances	1.08%

At December 31, 2016
Federal Home Loan Bank Advances
Due December, 2017, Variable Rate 0.84%	$20,000,000
Total	$20,000,000

Weighted average interest rate at year end:
Federal Home Loan Bank overnight advance	0.80%
Maximum amount outstanding at month end during the year:
Federal Home Loan Bank overnight advance	$38,100,000
Federal Home Loan Bank short term advances	$59,400,000
Atlantic Community Bankers Bank advances	$1,975,000
Average amount outstanding during the year:
Federal Home Loan Bank overnight advance	$10,343,989
Federal Home Loan Bank short term advances	$13,057,104
Atlantic Community Bankers Bank advances	$1,208,538
Weighted average interest rate during the year:
Federal Home Loan Bank overnight advance	0.77%
Federal Home Loan Bank short term advances	0.48%
Atlantic Community Bankers Bank advances	4.13%

Interest expense on FHLB advances and other borrowed funds for the years ended December 31, 2017 and 2016 were $319,959 and $191,408, respectively.

The Company had no long-term borrowings at December 31, 2017.

NOTE 11 – STOCK-BASED COMPENSATION

The Bay Bancorp, Inc. 2015 Equity Compensation Plan (the “2015 Plan”) was adopted by the Company’s Board of Directors in March 2015 and approved by the Company’s stockholders in May 2015. The 2015 Plan is a broad-based plan that permits the grant of stock options, stock awards and other stock-based awards. The 2015 Plan is available to all employees of the Company and its subsidiaries, including employees who are officers or members of the Board, all non-employee directors of the Company, and consultants of the Company and its subsidiaries. The Board’s Compensation Committee administers the 2015 Plan.

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An aggregate of 100,000 shares of common stock were reserved for issuance under awards granted under the 2015 Plan. The 2015 Plan provides that the aggregate number of shares that may be issued or transferred pursuant to incentive options is 100,000. In any calendar year, a participant may not be awarded grants covering more than 20,000 shares. The aggregate number of shares that may be issued or transferred to any participant in a calendar year pursuant to grants designated as qualified performance-based compensation is 20,000. At December 31, 2017, option awards with respect to 30,000 shares were outstanding under the 2015 Plan.

The Company assumed the Jefferson Bancorp, Inc. 2010 Stock Option Plan (the “Jefferson Plan”) in 2013 when it merged with Jefferson. The Jefferson Plan was approved by Jefferson’s Board of Directors in September 2010 and adopted by its stockholders in April 2011. Awards were available for grant to officers, employees and non-employee directors, independent consultants and contractors of Jefferson and its affiliates, including the Bank. The Jefferson Plan is administered by the Board’s Compensation Committee. The Jefferson Plan authorized the issuance of up to 577,642 shares of common stock (as adjusted for the Jefferson Merger’s exchange ratio of 2.2217) and had a term of 10 years. In general, options granted under the Jefferson Plan have an exercise price equal to 100% of the fair market value of the common stock at the date of the grant and have 10-year terms. Options relating to a total of 71,544 shares of common stock were outstanding at December 31, 2017.

The Carrollton Bancorp 2007 Equity Plan (the “Carrollton Plan” and, together with the 2015 Plan and the Jefferson Plan, the “Equity Plans”) was adopted by the Board of Directors of Carrollton Bancorp in March 2007 and approved by the stockholders of Carrollton Bancorp in April 2007. The Carrollton Plan is a broad-based plan that permits the grant of stock options, stock appreciation rights, stock awards and performance units. The Carrollton Plan reserved 500,000 shares of common stock for issuance. Options relating to a total of 80,000 shares of common stock were outstanding at December 31, 2017.

Stock Options

The following weighted average assumptions were used for options granted during the years ended December 31, 2017 and 2016:

	2017		2016
Dividend yield	—%		—%
Expected life	6.5	years	6.5	years
Expected volatility	25.9%		18.9%
Risk-free interest rate	2.14%		1.64%

The dividend yield is based on estimated future dividend yields. The expected term of share options granted is generally derived from historical experience. Expected volatilities are generally based on historical volatilities. The risk-free rate for periods within the contractual term of the share option is based on the U.S. Treasury yield curve in effect at the time of the grant.

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The following tables summarize changes in the Company's stock options outstanding for the years ended December 31, 2017 and 2016:

		Weighted	Weighted
		Average	Average	Weighted Average	Aggregate
	Stock Options	Exercise	Grant Date	Remaining	Intrinsic
	Outstanding	Price	Fair Value	Contractual Life (years)	Value
Outstanding at December 31, 2015	495,832	$5.17	$—	6.3	$—
Granted	55,000	5.12	1.18		—
Exercised	(95,434)	4.78			—
Forfeited or expired	(67,768)	4.76			—
Outstanding at December 31, 2016	387,630	$5.32	$1.79	6.1	$624,823

Exercisable at December 31, 2016	273,149	$5.34	$1.96	5.1	$467,126

Outstanding at December 31, 2016	387,630	$5.32	$1.79	6.1	624,823
Granted	20,000	7.15	2.30		—
Exercised	(175,306)	4.92	1.71		—
Forfeited or expired	(50,780)	4.49	1.24		—
Outstanding at December 31, 2017	181,544	$5.19	$2.08	6.1	$1,276,415

Exercisable at December 31, 2017	122,544	$4.99	$2.24	4.9	$886,760

Restricted Stock Awards

On June 26, 2013, the Company’s Board of Directors revised its director compensation policy to provide for an annual grant to each non-employee director of an award of shares of restricted common stock having a fair market value of $10,000 that will vest one year after the date of the grant. The Company has an incentive stock award program covering substantially all full-time employees. At December 31, 2017, the number of outstanding restricted shares of common stock held by non-employee directors and full-time employees was 13,250 and 37,412, respectively.

A summary of the activity for the Company’s restricted stock for the period indicated is presented in the following table:

		Weighted-
		Average Grant
	Shares	Date value
Restricted stock at December 31, 2015	15,296	$5.23
Granted	77,760	4.84
Vested	(26,963)	5.04
Restricted stock at December 31, 2016	66,093	$4.85
Granted	26,252	$7.04
Vested	(35,822)	5.13
Cancelled, forfeited or expired	(5,861)	5.15
Restricted stock at December 31, 2017	50,662	$6.24

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Stock-based compensation expense

Stock-based compensation expense is recognized on a straight-line basis over the related service period and is recorded in noninterest expense. Unrecognized stock-based compensation expense attributable to option shares was $69,317 at December 31, 2017. This amount is expected to be recognized over a remaining weighted average period of approximately 2.7 years. Unrecognized stock-based compensation expense attributable to restricted shares was $192,929 at December 31, 2017. This amount is expected to be recognized over a remaining weighted average period of approximately 1.3 years. A summary of stock-based compensation expense is presented in the following table:

	For the year ended December 31,
	2017	2016

Restricted shares	$218,090	$79,999
Option shares	45,078	14,608
Total	$263,168	$94,607

NOTE 12 – DEFINED BENEFIT PENSION PLAN

The Carrollton Bank Retirement Income Plan (the “Pension Plan”) provides defined benefits based on years of service and final average salary. Effective December 31, 2004, all benefit accruals for existing employees were frozen and no new employees were eligible for benefits under the Pension Plan.

Obligations and Funded Status

	2017	2016
Change in Benefit Obligation
Benefit obligation at beginning of year	$7,481,112	$10,627,480
Service cost	72,667	72,809
Interest cost	272,040	418,980
Actuarial loss	248,067	1,304,080
Settlement/curtailment	—	(1,166,707)
Disbursements made	(538,702)	(3,775,530)
Benefit obligation at end of year	7,535,184	7,481,112
Change in Plan Assets
Fair value of plan assets at beginning of year	6,486,956	9,798,243
Actual return on plan assets	974,818	464,243
Disbursements made	(538,702)	(3,775,530)
Fair value of plan assets at end of year	6,923,072	6,486,956
Funded Status at End of Year	$(612,112)	$(994,156)

The accumulated benefit obligation was $7,535,184 and $7,481,112 at December 31, 2017 and 2016, respectively.

The amount recognized on the consolidated balance sheet as defined benefit pension liability was $612,112 and $994,156 at December 31, 2017 and 2016, respectively.

The amount recognized in accumulated other comprehensive income (loss) (net of taxes) was $219,091 and ($172,101) at December 31, 2017 and 2016, respectively.

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Components of Net Periodic Pension Cost and Other Amounts Recognized in Other Comprehensive Income

Net Periodic Pension Benefit	2017	2016
Service cost	$72,667	$72,809
Interest cost	272,040	418,980
Expected return on plan assets	(420,583)	(606,779)
Settlement/curtailment	—	(60,194)
Net periodic pension benefit	(75,876)	(175,184)

Other Changes in Plan Assets and Benefit Obligations
Net loss (gain) for the period	(274)	284,206
Amortization of prior service cost	—	—
Amortization of net transition liability	—	—
Amortization of net gain	—	—
Total recognized in other comprehensive income	(274)	284,206
Total recognized in net periodic pension cost and other comprehensive income	$(76,150)	$109,022

Additional Information

The weighted-average assumptions used in the actuarial computation of the Pension Plan’s benefit obligations were as follows:

	2017	2016
Discount rates	3.36%	3.81%
Rates of compensation increase	NA	NA
Expected rate of return	NA	NA

The weighted-average assumptions used in the actuarial computation of the Pension Plan’s periodic cost were as follows:

	2017	2016
Discount rates (a)	3.81%	4.14/3.38%
Expected rate on plan assets	6.40%	6.60%
Rate of compensation increase	NA	NA

(a)The discount rate from 1/1/16 to 10/31/16 was 4.14%. The discount rate from 11/1/16 to 12/31/16 was 3.38%.

The target and actual allocations expressed as a percentage of the Pension Plan’s assets at December 31, 2017 and 2016 were as follows:

December 31, 2017	Target	Actual
Equity securities	40-65%	60%
Debt securities	35-60%	40%
Total	100%	100%

December 31, 2016
	Target	Actual
Equity securities	40-65%	58%
Debt securities	35-60%	42%
Total	100%	100%

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Estimated future benefit payments are as follows:

Periods ending December 31:	Amount
2018	$475,908
2019	470,582
2020	476,848
2021	464,097
2022	471,472
2021-2025	2,165,192

There was no required minimum amount of contribution to be made by the Company to the Pension Plan during 2017.

The Pension Plan’s investment strategy is predicated on its investment objectives and the risk and return expectations of asset classes appropriate for the Pension Plan. Investment objectives have been established by considering the Pension Plan’s liquidity needs and time horizon and the fiduciary standards under ERISA. The asset allocation strategy is developed to meet the Pension Plan’s long- term needs in a manner designed to control volatility and to reflect the Company’s risk tolerance.

Fair Value Measurement of Plan Assets

The following table summarizes the fair value of the Pension Plan’s investments at December 31, 2017 and 2016.

		Quoted Prices in
		Active markets for	Significant Other	Significant Other
	Total as of December 31,	Identical Assets	Observable Inputs	Unobservable Inputs
Asset Category	2017	(Level 1)	(Level 2)	(Level 3)
Equity Securities – Pooled Separate Account:
Large-cap	$1,477,280	$—	$1,477,280	$—
Mixed-cap	1,484,258	—	1,484,258
Small-cap	621,352	—	621,352	—
International	623,790	—	623,790	—
Guaranteed Deposit	2,716,392	—	2,716,392	—
Total	$6,923,072	$—	$6,923,072	$—

		Quoted Prices in
		Active markets for	Significant Other	Significant Other
	Total as of December 31,	Identical Assets	Observable Inputs	Unobservable Inputs
Asset Category	2016	(Level 1)	(Level 2)	(Level 3)
Equity Securities - Pooled Separate Account:
Large-cap	$1,389,382	$—	$1,389,382	$—
Mixed-cap	1,284,601	$—	1,284,601	—
Small-cap	580,881	—	580,881	—
International	533,581	—	533,581	—
Guaranteed Deposit	2,698,511	—	2,698,511	—
Total	$6,486,956	$—	$6,486,956	$—

At December 31, 2017, the plan’s assets totaled $6.9 million, an increase of $0.4 million from December 31, 2016 balance of $6.5 million. The plan was amended to allow a lump sum window for the terminated vested participants, which ran from July 1, 2016 to September 15, 2016. Lump sums were paid out on November 1, 2016. This window gave terminated employees the opportunity to elect a single lump sum payment in lieu of any future pension benefits. One hundred participants accepted the Company’s offer and $3.3 million in lump sums were paid from the plan.

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401(k) Plan

The Company has a 401(k) profit sharing plan covering substantially all full-time employees. For 2015, the Company made a discretionary employer matching contribution that was paid in shares of the Company’s common stock, in an amount equal to 50% of a participant’s contributions made between July 1, 2015 and December 31, 2015 capped at 2% of his or her compensation for 2015. These contributions were made in 2016. For 2016, the Company made a discretionary employer matching contribution, paid in cash in 2017, in an amount equal to 50% of employee participant’s annual contributions, capped at 3% of his or her compensation for 2016. For 2017, the Company’s board of directors approved a discretionary employer matching contribution, to be paid in cash in 2018, in an amount equal to 50% of employee participant’s annual contributions, capped at 3% of his or her compensation for 2017. The expense associated with this plan during the years ended December 31, 2017 and 2016 was $153,625 and $165,570, respectively.

NOTE 13 – INCOME TAXES

The components of income tax expense (benefit) are as follows for the years ended December 31, 2017 and 2016:

	2017	2016
Current income tax expense:
Federal	$2,289,816	$721,291
State	680,330	221,520
Total current tax benefit	2,970,146	942,811

Deferred income tax expense (benefit):
Federal	973,618	59,820
State	56,815	(1,035)
Total deferred tax expense	1,030,433	58,785

Total income tax expense (benefit)	$4,000,579	$1,001,596

The income tax expense component table above for 2016 does not include $25,802 of income tax expense related to discontinued operations.

The differences between the statutory federal income tax rate of 34% and the effective tax rate for the Company are reconciled as follows:

	Years Ended December 31,
	2017		2016
		Percentage of		Percentage of
	Amount	Pretax Income	Amount	Pretax Income
Income tax expense at federal statutory rate	$3,006,302	34%	$923,881	34%
Increase (decrease) resulting from:
Tax exempt income	(10,040)	(0.1)%	(13,029)	(0.5)%
Bank owned life insurance	(161,857)	(1.8)%	(40,103)	(1.5)%
State income taxes, net of federal income tax benefit	486,516	5.5%	145,520	5.4%
Incentive stock options	(115,286)	(1.3)%	(4,754)	(0.2)%
Nondeductible expenses	78,381	0.8%	(9,919)	(0.3)%
Write-down of deferred tax assets	625,217	7.1%	—	—%
Nondeductible merger costs	91,346	1.0%	—	—%
Total income tax expense and effective tax rate	$4,000,579	45.2%	$1,001,596	36.9%

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Deferred tax assets and liabilities resulting from the tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes at December 31, 2017 and 2016 are as follows:

	2017	2016
Deferred tax assets
Bad debts	$1,143,744	$1,113,593
Equity security impairment loss	141,863	179,692
Net unrealized losses on available for sale securities	37,851	97,723
Deferred compensation	100,765	161,346
Nonaccrual loan interest income	156,894	227,816
Stock based compensation plans	84,349	95,687
Accrued pension expense	273,834	410,097
Real estate acquired through foreclosure	79,698	169,298
Purchase accounting adjustment - loans	310,848	1,123,763
AMT credit carryforwards	176,049	169,796
NOL carryforwards	544,334	709,539
Subtotal	3,050,229	4,458,350
Less: Valuation allowance	(146,354)	(90,528)
Total deferred tax assets	2,903,875	4,367,822

Deferred tax liabilities:
Core deposit intangibles	616,702	1,195,305
Depreciation and amortization	21,565	12,730
Deferred loan fees and costs	228,814	—
Net unrealized gain on pension plan assets	175,675	151,544
Other	54,767	23,525
Total deferred tax liabilities	1,097,523	1,383,104
Net Deferred Tax Asset	$1,806,352	$2,984,718

The bargain purchase gain recognized in 2016 was the result of the Hopkins Merger, which was an all cash merger that was treated as an asset purchase and, thus, a taxable transaction. Therefore, there was no impact from the Hopkins Merger on the effective tax rate for 2016.

At December 31, 2017 and 2016, the Company had federal net operating loss carryforwards of $0.9 million and $1.2 million, respectively, which begin to expire in 2033. As a result of the Jefferson Merger, $0.8 million of these net operating losses are subject to an annual limitation of $0.35 million. At December 31, 2017 and 2016, the Company had state net operating loss carryforwards of $5.5 million and $5.3 million, respectively, which begin to expire in 2033. At December 31, 2017, there was a valuation allowance of approximately $146,000 and $91,000 respectively, established against the corresponding deferred tax assets and state net operating losses that are not deemed to be more likely than not to be realized.

Realization of deferred tax assets is dependent upon the generation of sufficient future taxable income during the periods in which existing deferred tax assets are expected to become deductible for income tax purposes. Management has determined that the Company is more likely than not to realize existing net deferred tax assets at December 31, 2017, with the exception of the items noted above.

At December 31, 2017 and 2016, the Company did not have any unrecognized tax benefits. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely to be realized upon examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The Company does not expect the total amount of unrecognized tax benefits to significantly increase or decrease in the next 12 months.

The Company and its subsidiaries are subject to U.S. federal income tax, as well as income tax by the State of Maryland. In 2016 the Company concluded its audit by the Internal Revenue Service for the 2011 and 2013 tax years. The result of the audits produced no changes to the tax liability for either year. The Company is no longer subject to examination by taxing authorities in these jurisdictions for the years before 2013.

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The Tax Cuts and Jobs Act (the “Tax Act”) was enacted on December 22, 2017. The Tax Act reduces the maximum U.S. federal corporate tax rate from 35% to 21%. At December 31, 2017, the Company completed its accounting estimates for the tax effects of enactment of the Tax Act which were provisional and will be trued up through the filing of the Company’s 2017 tax return.

As described below, the Company has made a reasonable estimate of the effects on our existing deferred tax balances as of December 31, 2017. The Company revalued all of its deferred tax assets and liabilities based on the rates at which they are expected to reverse in the future. The Company recognized a tax expense of $625,000 in the Company’s tax provision for the year ended December 31, 2017 related to adjusting its net deferred tax balance to reflect the new corporate tax rate.

A reconciliation of income tax provision for the year ended December 31, 2017 is as follows:

Income tax expense at the companies 34% rate	$3,006,302
See reconciliation of federal tax rate to effective tax rate above	369,060
Income tax expense due to re-measurement of net deferred tax assets	625,217
Total Income Tax Provision/Benefit	$4,000,579

NOTE 14 – OTHER COMPREHENSIVE INCOME

Comprehensive income is defined as net income plus transactions and other occurrences that are the result of non-owner changes in equity. For financial statements presented by the Company, non-equity changes are comprised of unrealized gains or losses on available for sale securities and any minimum pension liability adjustments. The reclassification adjustments included in the table below represent realized gains or losses on available for sale securities and are included in the consolidated statements of income within noninterest income within the caption “Gain on securities sold”. These items do not have an impact on the Company’s net income. The following table presents the activity in net accumulated other comprehensive income for the periods indicated:

	Unrealized Gains on
	Investments Available	Defined Benefit
	for Sale	Pension Plan	Total
Balance at December 31, 2016	$(202,262)	$232,645	$30,383
Other comprehensive income:
Other comprehensive income before reclassification adjustments	50,323	219,091	269,414
Amounts reclassified from comprehensive income	35,697	-	35,697
Other comprehensive income	86,020	219,091	305,111
Balance at December 31, 2017	$(116,242)	$451,736	$335,494

	Unrealized Gains on
	Investments Available	Defined Benefit
	for Sale	Pension Plan	Total
Balance at December 31, 2015	$168,814	$404,746	$573,560
Other comprehensive loss:
Other comprehensive loss before reclassification adjustments	47,319	(172,101)	(124,782)
Amounts reclassified from comprehensive loss	(418,395)	-	(418,395)
Other comprehensive loss	(371,076)	(172,101)	(543,177)
Balance at December 31, 2016	$(202,262)	$232,645	$30,383

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	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
For the year ended December 31, 2017
Other comprehensive income:
Unrealized gain on AFS debt securities:
Gross AFS securities gain (loss)	$105,426	$(55,103)	$50,323
Reclassification adjustments	59,377	(23,680)	35,697
Net income (loss) recognized in other comprehensive income	164,803	(78,783)	86,020
Defined benefit pension plan adjustments:
Net actuarial income (loss)	335,716	(116,625)	219,091
Net income recognized in other comprehensive income	335,716	(116,625)	219,091
Other comprehensive income (loss)	$500,519	$(195,408)	$305,111

	Before Tax Amount	Tax (Expense) Benefit	Net of Tax Amount
For the year ended December 31, 2016
Other comprehensive loss:
Unrealized gain on AFS debt securities:
Gross AFS securities gain (loss)	$102,065	$(54,746)	$47,319
Reclassification adjustments	(680,982)	262,587	(418,395)
Net (loss) income recognized in other comprehensive loss	(578,917)	207,841	(371,076)
Defined benefit pension plan adjustments:
Net actuarial (loss) income	(284,206)	112,105	(172,101)
Net loss recognized in other comprehensive loss	(284,206)	112,105	(172,101)
Other comprehensive (loss) income	$(863,123)	$319,946	$(543,177)

NOTE 15 – NET INCOME PER COMMON SHARE

The calculation of net income per common share for the years ended December 31, 2017 and 2016 are as follows:

	Year ended December 31,
	2017	2016
Basic earnings per share:
Net income available to common stockholders	$4,841,486	$1,759,899
Weighted average shares outstanding	10,607,217	10,734,748
Net income per share - basic	$0.46	$0.16

Diluted earnings per share:
Net income available to common stockholders	$4,841,486	$1,759,899
Weighted average shares outstanding	10,607,217	10,734,748
Dilutive potential shares	133,765	125,405
Total diluted average shares outstanding	10,740,982	10,860,153
Net income per share - diluted	$0.45	$0.16

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NOTE 16 – RELATED PARTY TRANSACTIONS

The Company’s executive officers and directors, or other entities to which they are related, enter into loan transactions with the Bank in the ordinary course of business. The terms of these transactions are similar to the terms provided to other borrowers entering into similar loan transactions and do not involve more than normal risk of collectability. Related party loan activity for the years ended December 31 was as follows:

	2017	2016
Beginning Balance	$14,133,013	$9,676,890
Additions	637,946	4,775,903
Repayments	(566,738)	(319,780)
Ending Balance	$14,204,221	$14,133,013

The Bank routinely enters into deposit relationships with its directors, officers and employees in the normal course of business. These deposits bear the same terms and conditions of those prevailing at the time for comparable transactions with unrelated parties. Deposit balances of executive officers, directors and their related interests at December 31, 2017 and 2016 were $14,904,299 and $8,081,410, respectively.

A principal for a commercial real estate services company, through which the Bank entered into a third-party lease agreement for the Bank’s Lutherville offices and branch in 2010, became a director of the Company and the Bank on April 19, 2013. The Bank paid approximately $113,965 in 2017 and $120,107 in 2016 as lease payments for the office and branch facilities. In addition, the Bank paid approximately $130,260 to the real estate services company in 2016 primarily for leasehold improvement projects.

In August of 2013, the managing member of the ownership group that advises the then-majority owner of the Company entered into a cost sharing agreement for services to be performed by one of the Bank’s employees. The managing member reimbursed the Bank for $21,200 for services performed on its behalf in 2016.

In July 2014, the Company entered into an agreement with its largest stockholder whereby the stockholder will provide management and advisory services to the Company and the Bank. The Bank paid $68,750 to the stockholder during 2017 and $111,250 during 2016.

In 2017, the Company’s board of directors engaged Hovde Group LLC (“Hovde Group”) to provide investment banking services in connection with the proposed merger (the “Merger”) with Old Line Bancshares, Inc. (“Old Line Bancshares”). Steven D. Hovde, who serves on the boards of directors of the Company and the Bank, is the Chairman and Chief Executive Officer of Hovde Group. In 2017, pursuant to the engagement letter, Hovde Group received a $100,000 fairness opinion fee and was reimbursed for related expenses totaling $12,904 in 2017. Hovde Group will receive a completion fee equal to 1.0% of the transaction value, subject to the consummation of the Merger. For this purpose, the transaction value will include the aggregate Merger consideration plus the aggregate amount of cash paid in exchange for any Company stock option that remains unexercised as of the effective time of the Merger. The opinion fee will be credited in full toward the portion of the completion fee that will become payable to Hovde Group upon the consummation of the Merger. The Agreement and Plan of Merger, dated as of September 27, 2017, between the Company and Old Line Bancshares (the “Merger Agreement”) requires Old Line Bancshares to pay the Company a termination fee of $5,076,000 if the Merger Agreement is terminated under certain circumstances. In that event, Hovde Group will be entitled to $761,400, or 15% of that termination fee.

The Company believes these transactions are at terms comparable to those between unrelated parties.

NOTE 17 – COMMITMENTS AND CONTINGENT LIABILITIES

The Company is a party to financial instruments with off-balance sheet risk in the normal course of business. These financial instruments include loan commitments, unused lines of credit, standby letters of credit and mortgage loan repurchase obligations. The Company uses these financial instruments to meet the financing needs of its customers. Financial instruments involve, to varying degrees, elements of credit, interest rate and liquidity risk. These do not represent unusual risks and management does not anticipate any losses which would have a material effect on the accompanying consolidated financial statements.

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Outstanding loan commitments and lines and letters of credit were as follows:

	December 31, 2017	December 31, 2016
Loan commitments	$13,643,220	$7,729,629
Unused lines of credit	92,732,676	93,883,713
Standby letters of credit	8,510,683	8,424,706
Mortgage loan repurchase obligations	1,399,750	7,177,755

Loan commitments and unused lines of credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. The Company generally requires collateral to support financial instruments with credit risk on the same basis as it does for on-balance sheet instruments. The collateral requirement is based on management's credit evaluation of the counter party. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amount does not necessarily represent future cash requirements. Each customer's creditworthiness is evaluated on a case-by-case basis.

Standby letters of credit are conditional commitments issued to guarantee the performance of a customer to a third party. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers.

Shortly after the consummation of the Hopkins Merger, on September 20, 2016, Alvin M. Lapidus, the former Chairman of Hopkins, and Lois F. Lapidus, his wife, filed a lawsuit against Bay Bank in the United States District Court, District of Maryland, in which they alleged that a former employee of Hopkins Bank embezzled approximately $1.45 million from their deposit accounts at Hopkins Bank prior to the Hopkins Merger.  On September 27, 2017, in settlement of this litigation, the Bank agreed to pay $1,417,608 to Mr. and Mrs. Lapidus and they agreed to dismiss the lawsuit with prejudice. The settlement agreement contains a full release of claims by Mr. and Mrs. Lapidus as to Bay Bank and its predecessors and successors, including Hopkins Federal Savings Bank. On September 26, 2017, the Bank received insurance proceeds in the amount of $1,442,609 in connection with that settlement, which represent the settlement amount, less the Bank’s $75,000 insurance deductible, plus $100,000 for reimbursable audit expenses. The Bank previously received $100,000 in insurance proceeds for reimbursable claims expense.

In the ordinary course of business, the Company has various outstanding contingent liabilities that are not reflected in the accompanying consolidated financial statements. In the opinion of management, after consulting with legal counsel, the ultimate disposition of these matters is not expected to have a material adverse effect on the financial condition of the Company.

Mortgage Loan Repurchase Obligations: The Company originates and sells mortgage loans, primarily to other financial institutions, and provides various representations and warranties related to, among other things, the ownership of the loans, the validity of the liens, the loan selection and origination process, and the compliance to the origination criteria established by the purchasing institution. In the event of a breach of our representations and warranties, we may be obligated to repurchase the loans with identified defects or to indemnify the buyers. The Company’s contractual obligation arises only when the breach of representations and warranties are discovered and repurchase is demanded. The maximum potential future payment related to these guarantees is not readily determinable because the Company’s obligation under these agreements depends on the occurrence of future events. The loan balances and other fees subject to repurchase were $1.8 million and $7.2 million at December 31, 2017 and 2016, respectively. Management does not expect losses resulting from repurchase requests to be material to reported financial results.

Proposed Merger: On September 27, 2017, the Company and Old Line Bancshares, the parent company of Old Line Bank, entered into the Merger Agreement, pursuant to which the Company will merge with and into Old Line Bancshares, with Old Line Bancshares as the surviving corporation. The Merger Agreement, which has been approved by the boards of directors of both companies, provides that each outstanding share of the Company’s common stock will be converted into the right to receive a number of shares of common stock of Old Line, with the exact exchange ratio to be determined prior to closing. Immediately following the Merger, the Bank will be merged with and into Old Line Bank, with Old Line bank as the surviving depository institution (the “Bank Merger”).

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Consummation of the Merger is subject to certain conditions, including, among others, the approval of the Merger by the stockholders of Old Line Bancshares and the Company and the receipt of required regulatory approvals. The stockholders of the Company and of Old Line Bancshares approved the Merger at special meetings thereof held on March 28, 2018. The Federal Reserve approved the Merger and related transactions on March 2, 2018, the FDIC approved the Bank Merger on March 6, 2018, and the Maryland Commissioner of Financial Regulation approved the Bank Merger on March 9, 2018.

On December 14, 2017, Adam Franchi, both individually and on behalf of a putative class of the Company’s stockholders, filed a complaint in the United States District Court for the District of Maryland against the Company, its directors and Old Line Bancshares (the “Litigation”). The complaint alleges that the version of the joint proxy statement/prospectus that was filed with the SEC on November 22, 2017 omitted certain material information in violation of Section 14(a) of the Exchange Act and Rule 14a-9 promulgated thereunder and asks the court to, among other things, enjoin the parties from proceeding with the Merger unless and until they revise the joint proxy statement/prospectus so that it includes the information that is alleged to have been omitted therefrom. In the event that the parties fail to do so and nevertheless proceed with the merger, the complaint asks the court to set aside the Merger or award rescissory damages. On February 14, 2018, without admitting any violation of law, Old Line Bancshares filed an amended joint proxy statement/prospectus with the SEC, and Mr. Franchi thereafter agreed to dismiss with prejudice all of his claims, but only as to himself and without prejudice to any other member of the putative class of stockholders. On March 28, 2018, the parties to the Litigation entered into a Stipulation and Proposed Order of Dismissal that, if approved by the court, will resolve all issues raised in the Litigation except for a claim for attorneys’ fees.

The Merger Agreement includes customary representations, warranties and covenants of the parties. The Merger Agreement contains termination rights of the Company and Old Line Bancshares and further provides that we will be required to pay Old Line Bancshares a termination fee of $5,076,000 if the Merger Agreement is terminated under specified circumstances set forth therein.

We expect the Merger to close on or about April 18, 2018, although this date is subject to change. For additional information regarding our pending Merger, please see as our definitive proxy statement filed with the Securities and Exchange Commission on February 14, 2018.

You should keep in mind that discussions in this report that refer to the Company’s business, operations and risks in the future refer to the Company as a stand-alone entity up to the closing of the pending Merger or if the Merger does not close, and that these considerations will be different with respect to the combined company after the closing of the Merger.

NOTE 18 – FAIR VALUE

The Company uses fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. In accordance with FASB ASC Topic 820, Fair Value Measurements and Disclosures, the fair value of a financial instrument is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Fair value is best determined based upon quoted market prices. However, in many instances, there are no quoted market prices for the Company’s various financial instruments. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. Accordingly, the fair value estimates may not be realized in an immediate settlement of the instrument.

The fair value guidance provides a consistent definition of fair value, which focuses on exit price in an orderly transaction (that is, not a forced liquidation or distressed sale) between market participants at the measurement date under current market conditions. If there has been a significant decrease in the volume and level of activity for the asset or liability, a change in valuation technique or the use of multiple valuation techniques may be appropriate. In such instances, determining the price at which willing market participants would transact at the measurement date under current market conditions depends on the facts and circumstances and requires the use of significant judgment. The fair value is a reasonable point within the range that is most representative of fair value under current market conditions.

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The Fair Value Hierarchy

In accordance with this guidance, the Company groups its financial assets and financial liabilities generally measured at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value.

Level 1 - Valuation is based on quoted prices in active markets for identical assets or liabilities that the reporting entity has the ability to access at the measurement date. Level 1 assets and liabilities generally include debt and equity securities that are traded in an active exchange market. Valuations are obtained from readily available pricing sources for market transactions involving identical assets and liabilities.

Level 2 - Valuation is based on inputs other than quoted prices included in Level 1 that are observable for the asset or liability, either directly or indirectly. The valuation may be based on quoted prices for similar assets and liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the asset or liability.

Level 3 – Valuation is based on unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. Level 3 assets and liabilities include financial instruments whose value is determined using pricing models, discounted cash flow methodologies, or similar techniques, as well as instruments for which determination of fair value requires significant management judgment or estimation.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

In accordance with FASB’s guidance, impaired loans where an allowance is established based on the fair value of collateral and real estate acquired through foreclosure requires classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company measures and records the loan or real estate acquired through foreclosure as nonrecurring Level 3. The value of real estate collateral is determined based on appraisals by qualified licensed appraisers hired by the Company. Impaired loans and real estate acquired through foreclosure are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the same factors identified above.

Assets Recorded at Fair Value on a Recurring Basis

The following methods and assumptions were used by the Company to measure certain assets recorded at fair value on a recurring basis in the consolidated financial statements:

Investment Securities Available for Sale

The fair value of investment securities available for sale is the market value based on quoted market prices, when available (Level 1). If listed prices or quotes are not available, fair value is based upon quoted market prices for similar assets or, due to the limited market activity of the instrument, externally developed models that use significant observable inputs (Level 2) or externally developed models that use unobservable inputs due to limited or no market activity of the instrument (Level 3). It includes model pricing, defined as valuing securities based upon their relationship with other benchmark securities and market information from third party sources. In the absence of current market activity, securities may be evaluated either by reference to similarly situated bonds or based on the liquidation value or restructuring value of the underlying assets. There was no change in valuation techniques used to measure fair value of securities available for sale for the period ended December 31, 2017.

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The tables below present the recorded amount of assets measured at fair value on a recurring basis at December 31, 2017 and 2016:

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2017	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
U.S. government agency	$6,821,547	$—	$6,821,547	$—
U.S. treasury securities	8,652,660	—	8,652,660	—
Residential mortgage-backed securities	31,397,837	—	31,397,837	—
State and municipal	2,564,647	—	2,564,647	—
Corporate obligations	6,359,500	—	6,359,500	—
Equity securities	18,025	18,025	—	—
	$55,814,216	$18,025	$55,796,191	$—

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2016	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
U.S. government agency	$7,773,118	$—	$7,773,118	$—
U.S. treasury securities	8,623,259	—	8,623,259	—
Residential mortgage-backed securities	30,813,481	—	30,813,481	—
State and municipal	2,637,280	—	2,637,280	—
Corporate obligations	10,328,455	—	10,328,455	—
Equity securities	57,134	57,134	—	—
	$60,232,727	$57,134	$60,175,593	$—

Assets Recorded at Fair Value on a Nonrecurring Basis

On a nonrecurring basis, the Company may be required to measure certain assets at fair value in accordance with generally accepted accounting principles. These adjustments to fair value usually result from application of lower of cost or fair value accounting or write-downs of individual assets due to impairment.

The following methods and assumptions were used by the Company to measure certain assets recorded at fair value on a nonrecurring basis in the consolidated financial statements:

Loans Held for Sale

Loans held for sale are recorded at the lower of cost or estimated market value on an aggregate basis. Market value is determined based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale. As such, the Company records any fair value adjustments on a nonrecurring basis. No nonrecurring fair value adjustments were recorded on loans held for sale during the years ended December 31, 2017 and 2016.

Impaired Loans

Loans for which it is probable that payment of principal and interest will not be made in accordance with the contractual terms of the loan are considered impaired. Once a loan is identified as individually impaired, management measures impairment in accordance with ASC Topic 310, using the present value of expected cash flows, the loan’s observable market price, or the fair value of collateral (less estimated selling costs) if the loan is collateral dependent. A specific allowance for loan loss is then established or a charge-off is recorded if the loan is collateral dependent and the loan is classified at a Level 3 in the fair value hierarchy. Appraised collateral values may be discounted based on management’s historical knowledge, changes in market conditions from the time of valuation, and/or management’s expertise and knowledge of the borrower’s business. Impaired loans are reviewed and evaluated on at least a quarterly basis for additional impairment and adjusted accordingly, based on the factors identified above. Valuation techniques are consistent with those applied in prior periods.

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Real Estate Acquired Through Foreclosure

Real estate acquired through foreclosure (“REO”) is adjusted to fair value upon transfer of the loan to REO and is classified at a Level 3 in the fair value hierarchy. Subsequently, the REO is carried at the lower of carrying value or fair value. The estimated fair value for REO included in Level 3 is determined by independent market based appraisals and other available market information, less estimated costs to sell, that may be reduced further based on market expectations or an executed sales agreement. If the fair value of REO deteriorates subsequent to the period of transfer, the REO is also classified at a Level 3 in the fair value hierarchy. Valuation techniques are consistent with those techniques applied in prior periods.

The tables below present the recorded assets measured at fair value on a nonrecurring basis at December 31, 2017 and 2016:

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2017	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Impaired loans	$925,107	$—	$—	$925,107
Real estate acquired through foreclosure	991,615	—	—	991,615
	$1,916,722	$—	$—	1,916,722

			Significant Other	Significant Other
	Carrying Value	Quoted Prices	Observable Inputs	Unobservable
December 31, 2016	(Fair Value)	(Level 1)	(Level 2)	Inputs (Level 3)
Impaired loans	$819,877	$—	$—	$819,877
Real estate acquired through foreclosure	1,224,939	—	—	1,224,939
	$2,044,816	$—	$—	2,044,816

	Quantitative Information about Level 3 Fair Value Measurements
December 31, 2017	Fair Value	Valuation Technique	Unobservable Input	Range
Impaired loans	$925,107	Appraisal of collateral (1)	Appraisal adjustments (2)	0% - 10%

Real estate acquired through foreclosure	$991,615	Appraisal of collateral (1)	Appraisal adjustments (2)	0% - 10%
			Estimated selling cost (2)	0% - 10%

	Quantitative Information about Level 3 Fair Value Measurements
December 31, 2016	Fair Value	Valuation Technique	Unobservable Input	Range
Impaired loans	$819,877	Appraisal of collateral (1)	Appraisal adjustments (2)	0% - 10%

Real estate acquired through foreclosure	$1,224,939	Appraisal of collateral (1)	Appraisal adjustments (2)	0% - 10%
			Estimated selling cost (2)	0% - 10%

(1)	Fair value is generally determined through independent appraisals of the underlying collateral, which generally include various level 3 inputs which are not observable.

(2)	Appraisals may be adjusted by management for qualitative factors such as estimated selling cost. The range and weighted average of estimated selling cost and other appraisal adjustments are presented as a percent of the appraisal.

Fair Value of Financial Instruments

The Company discloses fair value information about financial instruments, for which it is practicable to estimate the value, whether or not such financial instruments are recognized on the balance sheets. Fair value is the amount at which a financial instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation, and is best evidenced by a quoted market price, if one exists.

Quoted market prices, where available, are shown as estimates of fair market values. Because no quoted market prices are available for a significant part of the Company's financial instruments, the fair values of such instruments have been derived based on the amount and timing of estimated future cash flows and using market discount rates.

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Present value techniques used in estimating the fair value of many of the Company's financial instruments are significantly affected by the assumptions used. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate cash settlement of the instrument. Additionally, the accompanying estimates of fair values are only representative of the fair values of the individual financial assets and liabilities and should not be considered an indication of the fair value of the Company.

The following disclosure of estimated fair values of the Company's financial instruments at December 31, 2017 and 2016 is made in accordance with the requirements of ASC Topic 820:

	Level in Fair	December 31, 2017		December 31, 2016
	Value	Carrying	Estimated fair	Carrying	Estimated fair
	Hierarchy	Amount	value	Amount	value
Financial assets:
Cash and cash equivalents	Level 1	$31,566,278	$31,566,278	$40,027,456	40,027,456
Investment securities available for sale (debt)	Level 2	55,796,191	55,796,191	60,175,593	60,175,593
Investment securities available for sale (equity)	Level 1	18,025	18,025	57,134	57,134
Investment securities held to maturity (debt)	Level 2	1,073,107	1,060,406	1,158,238	1,149,342
Restricted equity securities	Level 2	1,302,295	1,302,295	1,823,195	1,823,195
Loans held for sale	Level 2	1,097,160	1,097,160	1,613,497	1,613,497
Loans, net of allowance	Level 3	538,093,867	535,626,867	484,280,560	487,325,072
Accrued interest receivable	Level 2	2,176,359	2,176,359	1,884,945	1,884,945

Financial liabilities:
Deposits	Level 3	572,754,560	571,409,560	526,458,394	526,119,460
Accrued interest payable	Level 2	18,671	18,671	16,406	16,406
Borrowings	Level 2	10,000,000	10,000,000	20,000,000	20,000,000

The following methods and assumptions were used to estimate the fair value of each category of financial instruments for which it is practicable to estimate that value:

Cash and due from banks, federal funds sold and overnight investments. The carrying amount approximated the fair value.

Investment securities (available for sale). See recurring fair value measurements above for methods.

Investment securities (held to maturity). The fair value of debt securities is based upon quoted prices for similar assets or externally developed models that use significant observable inputs.

Restricted equity securities. Since these stocks are restricted as to marketability, the carrying value approximated fair value.

Loans held for sale. The carrying amount approximated the fair value. Loans held for sale are recorded at the lower of cost or estimated market value on an aggregate basis. Market value is determined based on the price secondary markets are currently offering for similar loans using observable market data which is not materially different than cost due to the short duration between origination and sale.

Loans. The fair value of loans, except for PCI loans that are collateral-dependent, was estimated by computing the discounted value of estimated cash flows, adjusted for probable credit losses, for pools of loans having similar characteristics. The discount rate was based upon the current market rate for a similar loan. The fair value of PCI loans that are collateral-dependent was determined based on the estimated fair value of collateral less estimated costs to sell. Nonperforming loans have an assumed interest rate of 0%.

Accrued interest receivable and payable. The carrying amount approximated the fair value of accrued interest, considering the short-term nature of the instrument and its expected collection.

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Deposit liabilities. The fair value of demand, money market savings and regular savings deposits, which have no stated maturity, were considered equal to their carrying amount, representing the amount payable on demand. The fair value of time deposits was based upon the discounted value of contractual cash flows at current rates for deposits of similar remaining maturity.

Short-term borrowings. The carrying amount of fixed rate FHLB advances and ACBB borrowings approximated fair value due to the short-term nature of the instrument. The carrying amount of variable rate FHLB advances and ACBB borrowings approximated the fair value.

Off-balance sheet instruments. The Company charges fees for commitments to extend credit. Interest rates on loans, for which these commitments are extended, are normally committed for periods of less than one month. Fees charged on standby letters of credit and other financial guarantees are deemed to be immaterial and these guarantees are expected to be settled at face amount or expire unused. It is impractical to assign any fair value to these commitments.

NOTE 19 – REGULATORY MATTERS

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of its assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

In July 2013, federal bank regulatory agencies issued final rules to revise their risk-based capital requirements and the method for calculating risk-weighted assets to make them consistent with agreements that were reached by the Basel Committee on Banking Supervision and certain provisions of the Dodd-Frank Act (“Basel III”). On January 1, 2015, the Basel III rules became effective and include transition provisions which implement certain portions of the rules through January 1, 2019. Under the final rules, the effects of certain accumulated other comprehensive items are not excluded; however, banking organizations like the Company and the Bank that are not considered “advanced approaches” banking organizations may make a one-time permanent election to continue to exclude these items. With the submission of the Call Report for the first quarter of 2015, the Company and the Bank made this election in order to avoid significant variations in the level of capital that can be caused by interest rate fluctuations on the fair value of the Bank’s available for sale securities portfolio and by fluctuations in the net periodic pension benefit/obligation attributable to the Bank’s defined benefit pension plan.

In addition, the Office of the Comptroller of the Currency (the “OCC”) requires that FSBs, like the Bank, maintain a minimum level of Tier 1 capital to average total assets excluding intangibles. This measure is known as the leverage ratio. The current regulatory minimum for the leverage ratio for institutions to be considered “well capitalized” is 5%, but an individual institution could be required to maintain a higher level. In connection with the merger of Carrollton Bank with and into the Bank, the Bank entered into an Operating Agreement with the OCC (the “Operating Agreement”) pursuant to which the Bank agreed, among other things, to maintain a leverage ratio of 10% for the term of the Operating Agreement. In 2016, the OCC reduced the required leverage ratio for the Bank to at least 8.5%. The Operating Agreement will remain in effect until it is terminated by the OCC or the Bank ceases to be an FSB.

The following table summarizes capital ratios and related information in accordance with Basel III as measured at December 31, 2017 and December 31, 2016. For disclosure regarding changes resulting from Basel III see the Item 7 of Part I of this report under the heading, “CAPITAL RESOURCES”, Management’s Discussion and Analysis of Financial Condition and Results of Operations, Financial Condition, Capital Resources, Basel III. The Bank was classified in the well capitalized category at both December 31, 2017 and December 31, 2016 under the regulatory capital rules in effect at each date. The capital levels of the Bank at December 31, 2017 also exceeded the minimum capital requirements shown in the table below including the currently applicable Conservation Buffer of 1.25%. Since December 31, 2017, no conditions or events have occurred, of which the Company is aware, that have resulted in a material change in the Bank's regulatory risk category other than as reported in this report.

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Actual capital amounts and ratios for the Bank are presented on the following tables (dollars in thousands):

							To Be Well
					Minimum Capital		Capitalized Under
			Minimum		Requirements with		Prompt Corrective
	Actual		Capital Requirements		Conservation Buffer		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio	Amount	Ratio
At December 31, 2017:

Common Equity Tier 1 Capital	$68,579	12.11%	$25,476	4.50%	$32,553	5.75%	$36,799	6.50%

Tier I Risk-Based Capital Ratio	$68,579	12.11%	$33,968	6.00%	$41,045	7.25%	$45,291	8.00%

Total Risk-Based Capital Ratio	$72,735	12.85%	$45,291	8.00%	$52,367	9.25%	$56,613	10.00%

Tier 1 Leverage Ratio	$68,579	10.54%	$26,036	4.00%	$34,173	5.25%	$32,546	5.00%

At December 31, 2016:

Common Equity Tier 1 Capital	$63,057	12.32%	$23,039	4.50%	$26,239	5.125%	$33,279	6.50%

Tier I Risk-Based Capital Ratio	$63,057	12.32%	$30,719	6.00%	$33,919	6.625%	$40,959	8.00%

Total Risk-Based Capital Ratio	$65,883	12.87%	$40,959	8.00%	$44,159	8.625%	$51,199	10.00%

Tier 1 Leverage Ratio	$63,057	10.45%	$24,133	4.00%	$27,904	4.625%	$30,166	5.00%

Banking regulations also limit the amount of dividends that may be paid without prior approval by an FSB's regulatory agencies. In addition to these regulations, the Bank agreed in the Operating Agreement that it would not declare or pay any dividends or otherwise reduce its capital unless it is in compliance with the Operating Agreement, including the minimum capital requirements. The Company and Bank received regulatory approval to pay a $23.27 million one-time cash dividend to the Company to be used to purchase all of the outstanding shares of Hopkins common stock in the Hopkins Merger. Due to the Bank’s desire to preserve capital to fund its growth, the Company currently does not anticipate paying dividends beyond the foregoing described need for the foreseeable future. In addition to these regulatory restrictions, it should be noted that the declaration of dividends is at the discretion of the Company’s Board of Directors and will depend, in part, on the Company’s earnings and future capital needs. Accordingly, there can be no assurance that dividends will be declared in any future period.

The Bank is required to maintain reserves against certain deposit liabilities which was satisfied with vault cash and balances on deposit with the Federal Reserve Bank of Richmond during the reserve maintenance periods that included December 31, 2017 and 2016.

Under current Federal Reserve regulations, the Bank is limited in the amount it may lend to the parent company and its nonbank subsidiaries. Loans to a single affiliate may not exceed 10%, and loans to all affiliates may not exceed 20% of the Bank’s capital stock, surplus, and undivided profits, plus the allowance for loan and lease losses. Loans from the Bank to nonbank affiliates, including the parent company, are also required to be collateralized according to regulatory guidelines. At December 31, 2017, there were no loans from the Bank to any nonbank affiliate, including the parent company.

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NOTE 20 – CONDENSED FINANCIAL STATEMENTS OF PARENT COMPANY

The condensed financial statements for Bay Bancorp, Inc. (Parent only) are presented below:

	December 31,
	2017	2016
ASSETS
Cash and cash equivalents	$834,299	$219,250
Investment securities available for sale, at fair value	67,825	87,080
Investment in subsidiary	71,037,263	65,294,348
Other assets	196,860	332,692
Total Assets	$72,136,247	$65,933,370

LIABILITIES
Accrued expenses and other liabilities	260,118	6,144
Total Liabilities	260,118	6,144

STOCKHOLDERS’ EQUITY
Common stock	10,667,227	10,456,098
Additional paid-in capital	41,692,751	40,814,285
Retained earnings	19,180,657	14,426,969
Accumulated other comprehensive income	335,494	30,383
Stockholders' Equity - controlling interest	71,876,129	65,727,735
Stockholders' Equity - non-controlling interest	—	199,491
Total Stockholders' Equity	71,876,129	65,927,226
Total Liabilities and Stockholders' Equity	$72,136,247	$65,933,370

	Years Ended December 31,
	2017	2016
Income:
Interest and dividends on deposits and investment securities	$1,887	$203
Other (loss) income	(59,967)	120
Total Income	(58,080)	323

Expenses:
Interest on short-term borrowings	635	49,850
Merger related expenses	289,512	—
Other noninterest expenses	235,488	334,323
Total Expenses	525,635	384,173

Loss before income taxes and equity in undistributed net income of subsidiary	(583,715)	(383,850)
Income tax benefit	(198,463)	(188,352)
Loss before equity in undistributed net income of subsidiary	(385,252)	(195,498)
Equity in undistributed net income of subsidiary	5,226,738	1,788,854
NET INCOME FROM CONTINUING OPERATIONS, NET OF TAXES	$4,841,486	$1,593,356
Net income from discontinued operations, net of taxes	—	366,034
NET INCOME	$4,841,486	$1,959,390
Net income from discontinued operations attributable to non-controlling interest	—	199,491
NET INCOME AVAILABLE TO COMMON STOCKHOLDERS	$4,841,486	$1,759,899

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	Years Ended December 31,
	2017	2016
Cash flows from operating activities:
Net income	$4,841,486	$1,959,390
Adjustments to reconcile net income to net cash (used in) provided by operating activities:
Equity in undistributed net income of subsidiary	(5,226,738)	(1,788,854)
Net decrease (increase) in accrued interest receivable and other assets	216,786	(322,268)
Net increase (decrease) in intercompany accounts payable	62,819	(51,961)
Net decrease in accrued taxes	(182,397)	(88,911)
Net increase in accrued expenses and other liabilities	57,411	373,057
Net cash (used in) provided by operating activities - continuing operations	(230,633)	80,453
Net cash used in operating activities - discontinued operations	—	(366,034)
Net cash used in operating activities	(230,633)	(285,581)

Cash flows from investing activities:
Acquisition, net of cash acquired	—	4,000,000
Additional equity investment in subsidiary	19,255	—
Net cash provided by investing activities - continuing operations	19,255	4,000,000
Net cash used in investing activities - discontinued operations	—	(20,000)
Net cash provided by investing activities	19,255	3,980,000

Cash flows from financing activities:
Proceeds from issuance of common stock	—	(3,791,998)
Repurchase of common stock	—	471,932
Issuance of common stock under stock-based compensation plan	826,427	53,983
Proceeds from short term borrowings	—	(300,000)
Net cash provided by (used in) financing activities	826,427	(3,566,083)

Net increase in cash and cash equivalents	615,049	128,336
Cash and cash equivalents at beginning of period	219,250	90,914
Cash and cash equivalents at end of period	$834,299	$219,250

NOTE 21 – QUARTERLY FINANCIAL RESULTS (UNAUDITED)

	Year Ended December 31, 2017
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Interest income	$6,355,586	$6,898,258	$7,240,039	$7,393,137
Interest expense	516,054	553,017	626,338	643,811
Net interest income	5,839,532	6,345,241	6,613,701	6,749,326
Provision for loan losses	440,521	522,323	313,963	380,176
Net interest income after provision for loan losses	5,399,011	5,822,918	6,299,738	6,369,150
Noninterest income	1,326,364	1,352,670	2,657,789	1,253,641
Noninterest expenses	5,181,562	5,203,596	5,300,630	5,953,428
Income before income taxes	1,543,813	1,971,992	3,656,897	1,669,363
Income taxes	587,005	746,633	1,458,061	1,208,880
Net Income	$956,808	$1,225,359	$2,198,836	$460,483

Net income per share-basic	$0.09	$0.12	$0.21	$0.04
Net income per share-diluted	$0.09	$0.11	$0.20	$0.04

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	Year Ended December 31, 2016
	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
Interest income	$5,114,415	$5,251,498	$6,280,326	$6,381,192
Interest expense	372,972	372,292	588,265	516,605
Net interest income	4,741,443	4,879,206	5,692,061	5,864,587
Provision for loan losses	298,000	357,533	360,000	374,000
Net interest income after provision for loan losses	4,443,443	4,521,673	5,332,061	5,490,587
Bargain purchase gain	—	—	1,034,456	(141,329)
Other noninterest income	1,191,077	1,325,003	1,367,464	1,216,925
Total noninterest income	1,191,077	1,325,003	2,401,920	1,075,596
Noninterest expenses	5,329,997	5,105,975	7,036,215	5,714,221
Income before income taxes	304,523	740,701	697,766	851,962
Income taxes	118,124	291,597	277,733	314,142
Net income from continuing operations, net of taxes	186,399	449,104	420,033	537,820
Net income from discontinued operations, net of taxes	—	—	92,405	273,629
Net income from discontinued operations attributable to non-controlling interest	—	—	138,212	61,279
Net income available to common stockholders	$186,399	$449,104	$374,226	$750,170

Net income per share - basic	$0.02	$0.04	$0.04	$0.07
Net income per share - diluted	$0.02	$0.04	$0.03	$0.07

_______________________________

(1) The bargain purchase gain for the second quarter was retroactively restated downward for measurement period adjustments of $186,682 in the third quarter and adjusted upward for measurement period adjustments of $13,588 in the fourth quarter.

NOTE 22 – SUBSEQUENT EVENTS

On March 28, 2018, the Merger was approved by the stockholders of the Company and of Old Line Bancshares. Pursuant to the terms of the Equity Plans and also to satisfy the Company’s obligations under the Merger Agreement with respect to the treatment of stock options in the Merger, the Compensation Committee of the Company’s Board of Directors accelerated, effective March 28, 2018, the vesting of (i) options to purchase a total of 47,000 shares of common stock and (ii) restricted stock awards relating to 29,095 shares of common stock that were granted under the 2015 Plan. Pursuant to the terms of the Carrollton Plan, the restricted stock awards granted under that plan (relating to 14,708 shares) will vest at the effective time of the Merger.

ITEM 9. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 9A. CONTROLS AND PROCEDURES

The Company maintains disclosure controls and procedures that are designed to ensure that information required to be disclosed in the reports that the Company files under the Exchange Act with the SEC, such as this Annual Report on Form 10-K, is recorded, processed, summarized and reported within the time periods specified in those rules and forms, and that such information is accumulated and communicated to management, including the Company’s principal executive officer (“PEO”) and its principal accounting officer (“PAO”), as appropriate, to allow for timely decisions regarding required disclosure. A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. Further, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. These inherent limitations include the realities that judgments in decision-making can be faulty, and that breakdowns can occur because of simple error or mistake. Additionally, controls can be circumvented by the individual acts of some persons, by collusion of two or more people, or by management override of the control. The design of any system of controls also is based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions; over time, a control may become inadequate because of changes in conditions, or the degree of compliance with the policies or procedures may deteriorate.

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An evaluation of the effectiveness of these disclosure controls at December 31, 2017 was carried out under the supervision and with the participation of management, including the PEO and the PAO. Based on that evaluation, management, including the PEO and the PAO, has concluded that the Company’s disclosure controls and procedures are, in fact, effective at the reasonable assurance level.

During the quarter ended December 31, 2017, there were no changes in the Company’s internal controls over financial reporting that materially affected, or are reasonably likely to materially affect, the Company’s internal controls over financial reporting.

As required by Section 404 of the Sarbanes-Oxley Act, management has performed an evaluation and testing of the Company’s internal control over financial reporting at December 31, 2017. Management’s report on the Company’s internal control over financial reporting appears on the following page. The Company is a “smaller reporting company” as defined by Rule 12b-2 under the Exchange Act and, accordingly, its independent registered public accounting firm is not required to attest to the foregoing management report.

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